                                     [LOGO]

                                   PROSPECTUS

                            ------------------------

                                3,745,317 SHARES

                        RETURN ON INVESTMENT CORPORATION

                                  COMMON STOCK

                               ------------------

    This is an offering of 3,745,317 shares of ROI Corporation common stock. Of these shares, we are offering 166,667 for sale and the stockholders named in the section entitled "Selling Stockholders" on page 11 are offering 3,578,650 for resale from time to time. We and the selling stockholders may also offer additional shares of common stock acquired as a result of anti-dilution provisions, stock splits, stock dividends or similar transactions.

    On February 4, 2002, the last sales price of our common stock on the Over The Counter Bulletin Board was $3.10 per share. Our common stock is quoted on the Over The Counter Bulletin Board under the symbol "ROIE."

    We will not receive any of the proceeds from any resales by the selling stockholders. We will, however, receive the proceeds from the sale of the shares we are offering and from the exercise of options held by one of the selling stockholders. We and the selling stockholders may sell the shares of common stock covered by this prospectus from time to time in various types of transactions, including in the over-the-counter market and in privately negotiated transactions. For additional information on methods of sale, you should refer to the section entitled "Plan of Distribution" on page 14.

                            ------------------------

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                             ---------------------

                The date of this prospectus is February 4, 2002

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

PROSPECTUS SUMMARY..........................................      1

RISK FACTORS................................................      3

FORWARD-LOOKING STATEMENTS..................................      9

USE OF PROCEEDS.............................................     10

PRICE RANGE OF OUR COMMON STOCK.............................     10

DIVIDEND POLICY.............................................     10

SELLING STOCKHOLDERS........................................     11

PLAN OF DISTRIBUTION........................................     14

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...     17

BUSINESS....................................................     25

MANAGEMENT..................................................     31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................     35

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS...............     35

DESCRIPTION OF CAPITAL STOCK................................     36

SHARES ELIGIBLE FOR FUTURE SALE.............................     38

LEGAL MATTERS...............................................     39

EXPERTS.....................................................     39

AVAILABLE INFORMATION.......................................     39

INDEX TO FINANCIAL STATEMENTS...............................    F-1

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING "RISK FACTORS" AND THE FINANCIAL STATEMENTS, BEFORE MAKING AN INVESTMENT DECISION. REFERENCES TO "WE," "OUR," "ROI" AND THE "COMPANY" GENERALLY REFER TO RETURN ON INVESTMENT CORPORATION, A DELAWARE CORPORATION.

OUR BUSINESS

    Return On Investment Corporation ("ROI") and its subsidiaries market software and services that provide connectivity and communications solutions for credit card, debit card and check transaction processing. Our subsidiary, GO Software, provides Windows-based payment processing solutions and has sold over 35,000 licenses of its PCCharge software line. GO's new Java engine, RiTA, is designed to work on virtually any platform, including Windows, Unix, Linux, AIX, OS/390, OS/400, and Sun Solaris. Our subsidiary, S.A.F.E. Systems, provides a host-based, magnetic stripe stored value/gift card system and markets credit card processing and other transaction-based products and services to merchants. Another subsidiary, Net400, provides software for IBM midrange computers that facilitates e-mail and e-commerce communications, system and device connectivity, and business-to-business and business-to-consumer transactions.

    Application software, such as retail point-of-sale software and e-commerce shopping cart software, typically does not provide payment processing capabilities. Our software provides the connectivity and communications to facilitate the processing of credit card, debit card, and check transactions which are passed to our software by a wide variety of application software. Our customers for payment processing products and services range from small to large internet marketers, retailers, and mail and phone order companies. Our IBM midrange software products and services provide e-mail capabilities and connectivity and communications to other computer systems or devices, such as barcode data collection equipment and materials handling equipment.

    We were incorporated in Delaware in 1990 as Net/Tech International, Inc. ("NTTI"). On August 10, 2000, we completed a reverse merger that merged Results Oriented Integration Corporation into a wholly-owned subsidiary of NTTI, which at the time had no operations. The name of the company was changed to Return On Investment Corporation.

RECENT ACQUISITIONS

    Acquisitions have allowed us to broaden our offerings to include payment processing software for virtually any platform, including Windows, Unix, Linux, AIX, OS/390, OS/400, and Sun Solaris. We also provide transaction processing services for credit, debit, checks, ACH, international transactions and stored value/gift cards.

    In May 2001, we acquired GO Software, Inc. from Network Commerce, Inc. GO Software is recognized as a leader in Windows-based payment processing solutions, with over 35,000 activations of its PCCharge products. In addition, GO's new Java engine, RiTA, is designed to work on virtually any platform, including Windows, Unix, Linux, OS/390, OS/400, and Sun Solaris. RiTA complements our new product design, and we expect that it will be the foundation for the next generation of our payment processing software products.

    In February 2001, we acquired Net400, Inc., which provides software that facilitates e-mail and e-commerce communications, system and device connectivity, and business-to-business and business-to-consumer transactions.

    In February 2001, we acquired S.A.F.E. Systems, Inc., which provides a host-based, magnetic stripe stored value/gift card system and markets credit card processing and other transaction-based products and services to merchants.

                            ------------------------

    Our principal executive offices are located at 1825 Barrett Lakes Boulevard, Kennesaw, Georgia 30144 and our telephone number is (770) 517-4750. Our web site is located at www.roicorporation.com. Information contained on our web site is not part of this prospectus.

    We use the following trademarks: PC Charge Pro, PC Charge Express, PC Charge Dev Kit, PC Charge Payment Server, PC Charge Dev Kit Suite, RiTA Server, RiTA ST, PC-Charge (with and without the dash/space), NetMail*400, NetSpool*400, NetAPI*400, NetSend*400, NetSend*400 Enhanced, NetSpool*400 Standalone, NetReceive*400, NetBBS*400, UseNet*400, NetMail*PC, NetMail*PC for Windows, NetMail*Remote, TemplateMail*400, MailConnect, Agent PC, AS/400 Support for POSport, DiaLink, Net400, Net400*EtherSockets, Net400*Serial, Net400*Sockets, Net400*Sockets Host, RiTA, ROI Card, ROI Connect, ROI EtherSockets, ROI Host, ROI JavaCard, ROI JavaCard Amex, ROI JavaCard Host, ROI JavaCard Manager, ROI JavaCard Ultra, ROI JavaCard Ultra Manager, ROI JavaCard VisaNet1, ROI JavaCard VisaNet2, ROI Polar System, ROI Serial, ROI Sockets, ROI TCP/Remote, ROI UltraCard, ROI/COM/400, ROI/COM/Plus, Sessions Plus, Sockets Man, and The Mobster. Additionally, we us the following service marks: "It pays to be connected" and "e-transaction middleware." All other product and company names are for identification purposes only and are the property of, and may be the trademarks of, their respective owners.

                                  RISK FACTORS

    AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE SPECIFIC FACTORS LISTED BELOW TOGETHER WITH THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS BEFORE YOU DECIDE WHETHER TO PURCHASE SHARES OF OUR COMMON STOCK. ADDITIONAL RISKS AND UNCERTAINTIES, INCLUDING THOSE THAT ARE NOT YET IDENTIFIED OR THAT WE CURRENTLY THINK ARE IMMATERIAL, MAY ALSO ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION. THE MARKET PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

WE HAVE A HISTORY OF LOSSES.

    We incurred an operating loss in our fiscal years ending June 30, 1998, 2000 and 2001 and in the three month periods ended September 30, 2001 and 2000, and had an operating profit in our fiscal year ending June 30, 1999. At
September 30, 2001, we had an accumulated deficit of $4,586,219. If we don't achieve profitability, the market price of our common stock could decline significantly.

WE HAVE A LIMITED PUBLIC FINANCIAL REPORTING HISTORY.

    Our public financial reports reflect our operations in our current line of business for a very limited period of time. The first period of our operations as ROI that are reflected in these reports commenced on August 10, 2000, which was the effective date of our reverse merger with NTTI. Consequently, in making your investment decision, you will only be able to review a limited amount of meaningful information regarding our financial and operational history.

WE MAY EXPERIENCE DIFFICULTIES IN INTEGRATING THE OPERATIONS OF COMPANIES WE ACQUIRE.

    Integrating the business operations of the companies we have acquired, or that we may acquire, could be a complex, time-consuming and expensive process. We may also experience difficulty in retaining key employees of those companies. After each acquisition, we must operate as a combined organization using common information and communication systems, operating procedures, financial controls and human resource practices, including benefits, training and professional development programs. There may be difficulties, costs and delays involved in integrating the companies that we acquire, including distracting management from the business, potential incompatibility of corporate cultures and costs and delays in implementing common systems and procedures.

THERE IS A LIMITED MARKET FOR OUR COMMON STOCK.

    Our common stock is traded on the Over The Counter Bulletin Board under the symbol "ROIE." However, the common stock is thinly traded and an active trading market in our common stock may never develop or be maintained. In the absence of such a market, you may find it more difficult to sell your stock. On the date of this prospectus, 4,234,873 shares of common stock that were previously restricted securities will be freely tradable. If a significant amount of these shares are offered for sale, our stock price could decline significantly.

OUR SUCCESS DEPENDS ON OUR ABILITY TO COMPETE IN THE HIGHLY COMPETITIVE INFORMATION TECHNOLOGY INDUSTRY.

    Our success depends on our ability to compete in an industry that is intensely competitive and subject to rapid change. Based on our industry experience, we believe that we are the dominant company in the United States in the IBM midrange market in terms of number of licenses granted for payment processing software. Competition in the IBM midrange market is expected to grow and companies with greater resources than we have may enter the market.

    We also believe we have significant market share in payment processing software on Microsoft platforms. We recently acquired GO Software, Inc., which markets payment processing software for computer systems running Windows, Unix, and Linux. First Data Corp. is currently the leading company in the payment processing software market through its recent purchase of the assets of IC Verify from the CyberCash bankruptcy sale. First Data and some of our other competitors are much larger and more established and are better capitalized, leaving us at a substantial disadvantage. If we fail to compete successfully, our business and financial prospects may be materially adversely affected.

    The market for our transaction processing systems and services is also highly competitive. Some of our current and potential competitors in this market have longer operating histories and substantially greater competitive resources than we have. As a result, our competitors may be able to adapt more quickly to changes in customer needs or to devote greater resources to sales, marketing and product development. As the markets in which we compete have matured, product price competition has intensified and we believe that this intensity will continue. Price competition could adversely affect our results of operations. We may be unable to compete successfully with existing or new competitors.

IF WE ARE UNABLE TO ADJUST TO RAPID TECHNOLOGICAL CHANGE AND INTRODUCE NEW PRODUCTS AND SERVICES, WE COULD INCUR LOSSES.

    The information technology industry is characterized by rapid technological advances, numerous changes in customer requirements and frequent new product introductions and enhancements that could disrupt our business and render our products obsolete. Because of the potentially rapid changes in the market, the life cycle of our products is difficult to estimate. Products, capabilities or technologies others develop may render our products or technologies obsolete or noncompetitive and shorten the life cycle of our products. In attempting to satisfy this industry's demands, we may incur substantial costs that may not result in increased revenues due to the short life cycles for our products. Satisfying the increasingly sophisticated needs of our customers requires developing and introducing enhancements to our products and technologies in a timely manner that keeps pace with technological developments, emerging industry standards and customer requirements while keeping products priced competitively. Our failure to develop and introduce new or enhanced products that compete with other available products could materially and adversely affect our business, results of operations and financial condition.

OUR OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY AS A RESULT OF A VARIETY OF FACTORS, MANY OF WHICH ARE BEYOND OUR CONTROL.

    It is difficult to forecast revenues from our software products and services accurately because of the unpredictability inherent in:

    - the evolving product lifecycle of our products;

    - the integration of our recent acquisitions;

    - the timing of orders from our customers;

    - customer spending patterns and budgetary resources;

    - our ability to generate new customers;

    - the timing of introductions of or enhancements to our products;

    - changes in our pricing policies or those of our competitors;

    - our ability to anticipate and adapt effectively to developing markets and rapidly changing technologies;

    - our ability to attract, retain and motivate qualified personnel, particularly within our sales and marketing and research and development organizations;

    - the publication of opinions or reports about ROI, our products, our competitors or their products;

    - unforeseen events affecting the market;

    - changes in general economic conditions;

    - actions our competitors take, including new product introductions and enhancements; and

    - our ability to control costs.

    In addition, we base our expense levels, which are relatively fixed in the short term, in significant part on our expectations of future product revenues and service demands. If demand for our products and services is below expectations, our results of operations could be adversely affected.

DELAYS IN THE INTRODUCTION OF OUR PRODUCTS COULD CAUSE US TO LOSE, OR FAIL TO GAIN, MARKET SHARE.

    We have previously experienced delays in developing and introducing new products, and we may experience delays in the future. A delay in any potential product development and introduction may have an adverse effect on the product's success and on our reputation and results of operations. Additionally, competitors may introduce products and gain market share during any delays. Our failure to introduce new products and product enhancements that respond to market conditions and customer requirements may have an adverse effect on our business, results of operations and financial condition. Furthermore, our complex software products may contain undetected errors when first introduced or when new versions are released. Current and future releases of our products may contain errors that will result in loss or delay of market acceptance of our products.

ILLEGAL USE OF OUR PROPRIETARY TECHNOLOGY COULD RESULT IN SUBSTANTIAL LITIGATION COSTS AND DIVERT MANAGEMENT RESOURCES.

    Much of our future success depends on our ability to protect our proprietary technology. We rely principally on trade secret and copyright law, as well as nondisclosure agreements and other contractual arrangements, to protect our proprietary technology. However, these measures may be inadequate to protect our technologies from infringement by others or prevent misappropriation of our proprietary rights. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States. If we fail to or are unable to protect our proprietary or licensed technologies, it could have a material adverse effect on our business, operating results and financial condition.

    There can be no assurance that the steps we have taken will prevent misappropriation of our technology, and such protections do not preclude competitors from developing products with functionality or features similar to our products. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Litigation, either as a plaintiff or defendant, would cause us to incur substantial costs and divert management resources from productive tasks whether or not the litigation is resolved in our favor, which could have a material adverse effect on our business, operating results and financial condition.

CLAIMS AGAINST US REGARDING OUR PROPRIETARY TECHNOLOGY COULD REQUIRE US TO PAY LICENSING OR ROYALTY FEES OR TO MODIFY OR DISCONTINUE OUR PRODUCT.

    Although we do not believe that our products infringe the proprietary rights of any third parties, there can be no assurance that infringement claims will not be asserted against us or our customers in the future. In addition, we may be required to indemnify our distribution partners and end users for similar claims made against them. If a court determines that one of our products violates a third party's patent or other intellectual property rights, there is a material risk that the revenue from the sale of the infringing product will be significantly reduced or eliminated, as we may have to pay licensing fees or royalties to continue selling the product, incur substantial expense to modify the product so that the third party's rights no longer apply to the product, or stop selling the product.

    As the number of software products in the industry increases and the functionality of these products further overlaps, we believe that software developers and licensors may become increasingly subject to infringement claims. Any such claims, with or without merit, could be time consuming and expensive to defend and could adversely affect our business, operating results and financial condition.

OUR OPERATING RESULTS WILL DEPEND ON SUCCESSFUL PRODUCT DEVELOPMENT.

    Our continued success depends on our ability to develop, produce and transition technologically complex and innovative products that meet customer needs. Inherent in this process are various risks that we must manage to achieve favorable operating results. The process of developing new technology products is complex and uncertain, requiring innovative designs and features that anticipate customer needs and technological trends. Our products, once developed, must be distributed in sufficient volumes at acceptable costs to meet demand. The development of these products involves risks and uncertainties, including but not limited to risk of product demand, market acceptance, economic conditions, competitive products and pricing, commercialization, technology and other risks.

MARKET ACCEPTANCE OF OUR PRODUCTS AND SERVICES WILL BE IMPEDED IF WE DO NOT CONTINUE TO ESTABLISH AND MAINTAIN STRATEGIC RELATIONSHIPS.

    We have established strategic relationships with a number of organizations that we believe are important to our sales, marketing and support activities and to the implementation of our products. Failure to maintain existing strategic relationships with alliance partners, or to establish new relationships in the future, could have a material adverse effect on our business.

    Our current and potential customers may also rely on third-party systems integrators to interface application software with our products. If we do not adequately train a sufficient number of system integrators, or if these integrators do not have, or do not devote, the resources necessary to implement our products, our business, operating results and financial condition could be materially and adversely affected.

WE MAY BE UNABLE TO FUND ADDITIONAL CAPITAL REQUIREMENTS.

    Although we currently have sufficient cash for operations, we may require additional debt or equity financing to maintain and support our operations. We may not be able to obtain such financing on acceptable terms when and if required. See "Management's Discussion and Analysis or Plan of
Operation--Liquidity and Capital Resources."

OUR GROWTH DEPENDS ON OUR ABILITY TO IDENTIFY AND MAKE APPROPRIATE ACQUISITIONS.

    Our growth strategy is based on our ability to acquire companies that are likely to promote our business objectives. Since 1999, we have made four such acquisitions. We may not be able to identify or acquire additional companies on terms agreeable to us, if at all. Our failure to make such acquisitions on agreeable terms may have a material adverse effect on our business, our ability to compete and our ability to operate profitably. In addition, the companies acquired may affect our business adversely or in unforeseen ways.

THERE IS NO ASSURANCE OF SUCCESSFUL INTERNATIONAL EXPANSION.

    We currently offer payment processing software only in the United States. We intend to expand the market for our products into Europe, Asia, Australia, Canada and Mexico. This expansion may not be successful and our products may not be competitive in the new markets. In such case, we could incur significant losses.

    As we begin our international sales activities, our business will be more susceptible to numerous risks associated with international operations, including:

    - unexpected changes in regulatory requirements and tariffs,

    - difficulties in staffing and managing foreign operations,

    - longer payment cycles,

    - greater difficulty in accounts receivable collection,

    - potentially adverse tax consequences,

    - price controls and other restrictions on foreign currency; and

    - difficulties in obtaining export and import licenses.

    To the extent we develop significant revenues from international sales, gains and losses on the conversion of foreign payments into U.S. dollars may contribute to fluctuations in results of operations and fluctuating exchange rates could cause reduced gross revenues and/or gross margins from dollar-denominated international sales. Although we have not experienced any material adverse impact to date from fluctuations in foreign currencies, we could experience a material adverse impact on our financial condition and results of operations from fluctuations in foreign currencies in the future.

THE INFRASTRUCTURE NECESSARY TO SUPPORT THE GROWTH OF THE INTERNET AS A COMMERCIAL MARKETPLACE MAY NOT BE AVAILABLE.

    Our business model depends on the viability of electronic commerce via internet. Despite recent projections to the contrary, the internet and other online services may not be accepted as a viable commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. To the extent that the internet and other online services continue to experience significant growth in the number of users, their frequency of use or an increase in their bandwidth requirements, there can be no assurance that the infrastructure for the internet and other online services will be able to support the demands placed upon them. In addition, the internet or other online services could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of internet or other online service activity, or due to increased governmental regulation. Changes in or insufficient availability of telecommunications services to support the internet or other online services also could result in slower response times and adversely affect usage of the internet and other online services. If use of the internet and other online services does not continue to grow or grows more slowly than expected, if the infrastructure for the internet and other online services does not effectively support growth that may occur, or if the internet and other online services do not become a viable commercial marketplace, our business, prospects, financial condition and results of operations may be materially adversely affected.

OUR SUCCESS DEPENDS ON CONTINUED GROWTH OF ONLINE COMMERCE.

    Our future revenues and any future profits will depend in part upon the widespread acceptance and use of the internet and other online services as an effective medium of commerce by businesses and consumers. Rapid growth in the use of and interest in the Web, the internet and other online services for commercial transactions is a relatively recent phenomenon, and their acceptance and use by a sufficiently broad base of consumers may not occur. Demand and market acceptance for recently introduced services and products over the internet are subject to a high level of uncertainty, and if this demand and acceptance do not continue to develop, our business, financial and condition and results of operations could be materially adversely affected.

THE MARKET PRICE OF OUR COMMON STOCK IS HIGHLY VOLATILE AND SEVERAL FACTORS THAT ARE BEYOND OUR CONTROL COULD ADVERSELY AFFECT ITS MARKET PRICE.

    Our stock price is subject to significant volatility and will likely be adversely affected if our revenues or earnings in any quarter fail to meet the investment community's expectations. Additionally, the market price of our common stock could be subject to significant fluctuations in response to:

    - announcements of new products or services offered by ROI or its competitors;

    - actual or anticipated variations in quarterly operating results;

    - changes in financial estimates by securities analysts;

    - changes in the market's perception of ROI or the nature of its business;

    - sales of our common stock;

    - loss of key customer or distributor relationships;

    - general conditions in the computer software industry and/or the transaction processing industry; or

    - other events or factors.

    Furthermore, in recent years, the stock market in general, and the market for shares of stock in technology companies in particular, has experienced extreme price fluctuations. These fluctuations could materially and adversely affect the market price of our common stock in the future.

OUR SUCCESS DEPENDS ON OUR ABILITY TO HIRE AND RETAIN TECHNICAL PERSONNEL AND KEY EMPLOYEES.

    Our success depends in part on our ability to attract, hire, train and retain qualified managerial, technical, and sales and marketing personnel. Competition for these types of personnel is intense. We may be unsuccessful in attracting and retaining the technical personnel we require to conduct and expand our operations successfully. Our success also depends to a significant extent on the continued service of Charles Pecchio, Jr., our President and Chief Executive Officer. The loss of his services could have a material and adverse effect on our business, results of operations and financial condition.

SHARES ELIGIBLE FOR FUTURE SALE, THE RELEASE OF ESCROWED SHARES AND THE EXERCISE OF OPTIONS AND WARRANTS MAY ADVERSELY AFFECT THE MARKET FOR OUR COMMON STOCK.

    We have issued shares and will issue additional shares considered "restricted securities" that may only be sold pursuant to Rule 144 of the Securities Act of 1933 or another available exemption from registration, unless we register the shares for sale to the public. These shares include up to 4,065,930 shares of common stock that are issued and outstanding that are being held in escrow and are subject to release based upon certain terms and conditions. See "Shares Eligible for Future Sale" for more information about the shares of common stock that will become eligible for sale from time to time under Rule 144.

    The sale in the public market of our common stock may adversely affect prevailing market prices of the common stock. The exercise of outstanding options and warrants will dilute the percentage ownership of our stockholders. Sales in the public market of common stock underlying such options or warrants may adversely affect prevailing market prices of common stock. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected in such a case because the holders of such outstanding securities can be expected to exercise their respective rights therein at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in such securities.

SOME OF OUR STOCKHOLDERS HAVE CONTROL OVER MATTERS REQUIRING STOCKHOLDER
APPROVAL.

    Our current officers, directors and entities affiliated with us together beneficially own a majority of our outstanding common stock and are able to control matters requiring stockholder approval, including the election of directors and the approval of mergers, consolidations and sales of our assets. This may prevent or discourage tender offers for our common stock.

OUR CERTIFICATE OF INCORPORATION LIMITS DIRECTOR LIABILITY.

    As permitted by Delaware law, our Certificate of Incorporation limits the liability of our directors to us or to our stockholders for monetary damages for breach of a director's fiduciary duty except for liability in certain instances. As a result of our charter provision and Delaware law, stockholders may have limited rights to recover against directors for breach of fiduciary duty.

WE DO NOT PAY, OR PLAN TO PAY, DIVIDENDS.

    We have not paid dividends in the past. We intend to retain future earnings to finance the development and expansion of our business and do not anticipate paying any cash or stock dividends on our capital stock in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will depend on our financial condition, operating results and capital requirements.

                           FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include or are related to our financial condition, results of operations and future results, including certain projections and business trends. Assumptions relating to forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. When used in this prospectus, the words "estimate," "project," "intend," "believe," "expect," "anticipate", "plan", "seek" and similar expressions are intended to identify forward-looking statements. Although we believe that assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate, and we may not realize the results contemplated by the forward-looking statement. Management decisions are subjective in many respects and susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause us to alter our business strategy or capital expenditure plans that may, in turn, affect our results of operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, you should not regard the inclusion of such information as our representation that we will achieve any strategy, objective or other plans. The forward-looking statements contained in this prospectus speak only as of the date of this prospectus as stated on the front cover, and we have no obligation to update publicly or revise any of these forward-looking statements.

    These and other statements that are not historical facts are based largely on management's current expectations and assumptions and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. These risks and uncertainties include, among others, the risks and uncertainties described in "Risk Factors" on page 3.

                                USE OF PROCEEDS

    We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. We will, however, receive the proceeds from the sale of the shares we are offering and from the exercise of options held by one of the selling stockholders. We anticipate that the net proceeds received by us from the sale of our shares and the exercise of options will be used for general corporate purposes.

                        PRICE RANGE OF OUR COMMON STOCK

    Our common stock is traded on the Over The Counter Bulletin Board under the symbol "ROIE." The following table sets forth for the indicated quarters the low and high sales prices per share of common stock as reported on the Over The Counter Bulletin Board since the closing of the reverse merger on August 10, 2000. From July 1, 1999 through August 9, 2000, the common stock was traded on Over The Counter Bulletin Board under the symbol "NTTI" at split adjusted prices ranging from $2.50 to $18.75 per share.

                                                                LOW        HIGH
                                                              --------   --------
FISCAL 2001
First quarter (since August 10, 2000).......................   $ 3.00     $6.875
Second quarter..............................................   $ 3.40     $ 6.25
Third quarter...............................................   $2.125     $ 4.25
Fourth quarter..............................................   $ 2.37     $ 3.80

FISCAL 2002
First quarter...............................................   $ 3.60     $ 5.25
Second quarter..............................................   $ 3.30     $ 4.60
Third quarter (through January 15, 2002)....................   $ 3.15     $ 3.50

    On December 31, 2001, there were approximately 1,050 holders of record of common stock. On January 15, 2002, the closing sale price of the common stock on the Over The Counter Bulletin Board was $3.50 per share.

                                DIVIDEND POLICY

    We have not declared or paid any cash dividends on the common stock. For the foreseeable future we do not intend to declare cash dividends. We intend to retain earnings to grow our business and strengthen our capital base.

                              SELLING STOCKHOLDERS

    The table below sets forth information with respect to the selling stockholders, including:

       - the name of each selling stockholder;

       - the number of shares of common stock owned by each selling stockholder as of the date of this prospectus;

       - the number of shares which may be offered from time to time by this prospectus for the account of each selling stockholder; and

       - the number and percentage of the shares of outstanding common stock to be owned by each selling stockholder assuming all of the shares offered by this prospectus are sold. The percentage is based on the number of shares outstanding as of December 31, 2001.

                                                                                         NUMBER OF SHARES
                                                                                          OF COMMON STOCK
                                                                                            TO BE OWNED
                                         NUMBER OF SHARES      NUMBER OF SHARES OF        AFTER OFFERING
                                         OF COMMON STOCK       COMMON STOCK WHICH       -------------------
NAME                                          OWNED              MAY BE OFFERED          NUMBER    PERCENT
----                                     ----------------      -------------------      --------   --------
Network Commerce Inc...................       833,333                 833,333             -0-        -0-

James R. Wooden........................         5,500                   5,500             -0-        -0-

E. Howard King, Jr.....................        34,000                  34,000             -0-        -0-

Glenn E. Cohen.........................       125,817(1)              125,817(1)          -0-        -0-

Stewart Oldroyd........................       100,000                 100,000             -0-        -0-

Patrick F. & JoAnne Walsh Ten by the
  Ent..................................        10,000                  10,000             -0-        -0-

Bruno Widner...........................        40,000                  40,000             -0-        -0-

Guy Alexander Ratcliffe................        20,000                  20,000             -0-        -0-

Donald Karsten.........................        10,000                  10,000             -0-        -0-

Ronald & Barbara Robinson JT/WROS......        10,000                  10,000             -0-        -0-

Delaware Charter Guar & Trust FBO
  Ronald Robinson......................        10,000                  10,000             -0-        -0-

McDonald Investments C/FBO Frank B.
  Carr.................................        80,000                  80,000             -0-        -0-

Peter W. Jankowski.....................        10,000                  10,000             -0-        -0-

Michael Stahl..........................        20,000                  20,000             -0-        -0-

Stanley Ast............................        20,000                  20,000             -0-        -0-

Keys Foundation........................       100,000                 100,000             -0-        -0-

Gerald Kay.............................        80,000                  80,000             -0-        -0-

Regina D. Martin and James P. Martin
  Ten. by Ent..........................        20,000                  20,000             -0-        -0-

Tis Prager.............................        40,000                  40,000             -0-        -0-

Delaware Charter FBO Ronny L. Doran
  SEP/IRA..............................        10,000                  10,000             -0-        -0-

Ronny Doran............................        10,000                  10,000             -0-        -0-

Seymour Orenstein......................        20,000                  20,000             -0-        -0-

Dr. David & MaryJean Iaoometta JT/
  WROS.................................        20,000                  20,000             -0-        -0-

                                                                                         NUMBER OF SHARES
                                                                                          OF COMMON STOCK
                                                                                            TO BE OWNED
                                         NUMBER OF SHARES      NUMBER OF SHARES OF        AFTER OFFERING
                                         OF COMMON STOCK       COMMON STOCK WHICH       -------------------
NAME                                          OWNED              MAY BE OFFERED          NUMBER    PERCENT
----                                     ----------------      -------------------      --------   --------
Ronald Brown...........................        20,000                  20,000             -0-        -0-

Mark G. Ninomiya.......................        12,000                  12,000             -0-        -0-

Charles Perrone........................         5,000                   5,000             -0-        -0-

Lawrence & Diane Gorelick Jt Ten by
  Ent..................................        20,000                  20,000             -0-        -0-

Birchcrest Marketing...................        30,000                  30,000             -0-        -0-

Lawrence & Mary Lea Marks JT/WROS......        10,000                  10,000             -0-        -0-

Marvin Sheeber.........................        20,000                  20,000             -0-        -0-

C. Ames & Donna Byrd...................        10,000                  10,000             -0-        -0-

Leo Berman.............................         5,000                   5,000             -0-        -0-

Nora E. Sosnowski......................        20,000                  20,000             -0-        -0-

James Pacifico.........................        10,000                  10,000             -0-        -0-

Danial Orenstein.......................        25,000                  25,000             -0-        -0-

Ronald Schaffer........................        20,000                  20,000             -0-        -0-

Daniel Brandwein.......................        20,000                  20,000             -0-        -0-

Robert Karsten.........................        30,000                  30,000             -0-        -0-

Robert Moore...........................        20,000                  20,000             -0-        -0-

Vijay & Rekha Patel JT/WROS............        40,000                  40,000             -0-        -0-

Marilyn O. Goll Trust..................         5,000                   5,000             -0-        -0-

Farrell & Ann Moore Ten. by the Ent....        10,000                  10,000             -0-        -0-

Joseph Giamanco........................        80,000                  80,000             -0-        -0-

Henderson Orthopaedics PSP.............        20,000                  20,000             -0-        -0-

John Walsh.............................        10,000                  10,000             -0-        -0-

Robert Karsten.........................        20,000                  20,000             -0-        -0-

First Albany Corp. Custodian FBO Robert
  Karsten IRA..........................        40,000                  40,000             -0-        -0-

Isreal Cohen...........................        20,000                  20,000             -0-        -0-

Myron Teitelbaum.......................        10,000                  10,000             -0-        -0-

Robert & Sara Wax Ten. by Ent..........        20,000                  20,000             -0-        -0-

Gilder Funding Corp....................        20,000                  20,000             -0-        -0-

Goldie Morse...........................        20,000                  20,000             -0-        -0-

Courtney Carr Halle and Samuel Horatio
  Halle................................        10,000                  10,000             -0-        -0-

Susan Brauser..........................        40,000                  40,000             -0-        -0-

Murray Alon............................        40,000                  40,000             -0-        -0-

Julian Herskowitz, MD..................        10,000                  10,000             -0-        -0-

Ronald Menello.........................        40,000                  40,000             -0-        -0-

Wayne Robbins..........................        40,000                  40,000             -0-        -0-

Gary Herman............................        40,000                  40,000             -0-        -0-

                                                                                         NUMBER OF SHARES
                                                                                          OF COMMON STOCK
                                                                                            TO BE OWNED
                                         NUMBER OF SHARES      NUMBER OF SHARES OF        AFTER OFFERING
                                         OF COMMON STOCK       COMMON STOCK WHICH       -------------------
NAME                                          OWNED              MAY BE OFFERED          NUMBER    PERCENT
----                                     ----------------      -------------------      --------   --------
Hal Miller.............................        10,000                  10,000             -0-        -0-

Steven Brauser.........................        20,000                  20,000             -0-        -0-

Thomas Carew...........................         5,000                   5,000             -0-        -0-

Steven Morse...........................        20,000                  20,000             -0-        -0-

Dianne Will............................        20,000                  20,000             -0-        -0-

Delaware Charter Guar. Tr. Ttee........        40,000                  40,000             -0-        -0-

Kevin Martin...........................        20,000                  20,000             -0-        -0-

Gilbert Kaye Trust Account.............        30,000                  30,000             -0-        -0-

Daniel J. Walsh........................        20,000                  20,000             -0-        -0-

Joseph Roselle.........................        40,000                  40,000             -0-        -0-

Non-Quitt Partners.....................        20,000                  20,000             -0-        -0-

Justin Dart Trust......................        40,000                  40,000             -0-        -0-

Norman Gottlieb........................        20,000                  20,000             -0-        -0-

Maurice Abadi..........................        60,000                  60,000             -0-        -0-

Alan Feldman...........................        20,000                  20,000             -0-        -0-

Elliot Bauer...........................        10,000                  10,000             -0-        -0-

Susan Freedman.........................        20,000                  20,000             -0-        -0-

Josef Elo..............................        20,000                  20,000             -0-        -0-

Alan J. Werksman TTEE FBO Alan J.
  Werksman.............................        10,000                  10,000             -0-        -0-

Stuart Flaum...........................        20,000                  20,000             -0-        -0-

David Altschuler.......................        10,000                  10,000             -0-        -0-

Zorn Associates........................        20,000                  20,000             -0-        -0-

Tech Trade Capital.....................        20,000                  20,000             -0-        -0-

Dutchess Foundation Vaduz..............        80,000                  80,000             -0-        -0-

Winchester Fiduciary Services, Ltd;
  Conzett Eurpoa Invest................        80,000                  80,000             -0-        -0-

First Montauk Securities Corp..........        20,000                  20,000             -0-        -0-

Avi Shaked.............................        80,000                  80,000             -0-        -0-

William Kurinsky.......................        10,000                  10,000             -0-        -0-

Albert Saphier.........................        20,000                  20,000             -0-        -0-

Norman Barrie and Laurel Barrie JT/Ten.
  by Ent...............................        10,000                  10,000             -0-        -0-

Hilda Parker...........................        10,000                  10,000             -0-        -0-

Mark Rossetti..........................        15,000                  15,000             -0-        -0-

Bridge Ventures, Inc. c/o Harris
  Freedman.............................       100,000                 100,000             -0-        -0-

Jerry Brauser..........................        30,000                  30,000             -0-        -0-

Sharon Freedman Fuerst.................        20,000                  20,000             -0-        -0-

                                                                                         NUMBER OF SHARES
                                                                                          OF COMMON STOCK
                                                                                            TO BE OWNED
                                         NUMBER OF SHARES      NUMBER OF SHARES OF        AFTER OFFERING
                                         OF COMMON STOCK       COMMON STOCK WHICH       -------------------
NAME                                          OWNED              MAY BE OFFERED          NUMBER    PERCENT
----                                     ----------------      -------------------      --------   --------
JoAnne Augello.........................         8,000                   8,000             -0-        -0-

Eva Balcer.............................        10,000                  10,000             -0-        -0-

Jerome Belson..........................       100,000                 100,000             -0-        -0-

Mayer Ballas MD PC Defined Benefit
  Plan.................................        10,000                  10,000             -0-        -0-

Leonard Cohen..........................        20,000                  20,000             -0-        -0-
                                            ---------               ---------             ---        ---

Total..................................     3,578,650               3,578,650             -0-        -0-
                                            =========               =========             ===        ===

------------------------

(1) Includes 50,000 shares of common stock underlying options with an exercise price of $2.50 per share.

                              PLAN OF DISTRIBUTION

    SELLING STOCKHOLDERS

    We are registering the resale of 3,578,650 shares of our common stock on behalf of the selling stockholders. All costs, expenses and fees in connection with the registration of the shares which may be offered from time to time by this prospectus will be borne by us, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of shares which will be borne by the selling stockholders. Sales of shares may be effected by selling stockholders from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinated broker acting in connection with the proposed sale of shares by the selling stockholders.

    The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

    The selling stockholders may make these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

    The selling stockholders and any broker-dealers that act in connection with the sale of shares are "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers or any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

    Because selling stockholders are "underwriters" within the meaning of
Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

    Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

    Upon our being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

    - the name of each selling stockholder and of the participating broker-dealer(s);

    - the number of shares involved;

    - the initial price at which such shares were sold

    - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

    - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

    - other facts material to the transactions.

    In addition, upon our being notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

    ROI CORPORATION

    We may sell the 166,667 shares of common stock that we are offering under this prospectus to one or more underwriters or public offering and sale by them or may sell the shares to investors directly or through agents or dealers. Any underwriter, agent or dealer involved in the offer and sale of the shares will be named in a prospectus supplement.

    Underwriters may offer and sell the shares at a fixed price or prices, which may be changed, or form time to time at market prices prevailing at the time of sale, at prices related to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the shares upon the terms and conditions set forth in a prospectus supplement. In connection with the sale, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions (which may be changed from time to time) from the underwriters and/or commissions from the purchasers for whom they ma act as agent.

    Any underwriting compensation that we pay to underwriters or agents in connection with the offering of our shares, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in a prospectus supplement. Underwriters, dealers and agents participating in the distribution of the shares may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

    If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to such dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

    If so indicated in a prospectus supplement, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase shares from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dares stated in such prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or number of shares sold pursuant to delayed delivery contracts shall not be less nor more than, the respective amounts or numbers stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will, in all cases, be subject to our approval. Such delayed delivery contracts will not be subject to any conditions except (i) the purchase by an institution of the shares covered by its delayed delivery contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (ii) if the shares are being sold to underwriters, we shall have sold to such underwriters the total principal amount or number of the shares less the principal amount or number thereof covered by the delayed delivery contracts. The prospectus supplement will set forth the commission payable for solicitation of such delayed delivery contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of delayed delivery contracts.

    Until the distribution of the shares offered pursuant to this prospectus, and any prospectus supplement is completed, the SEC's rules may limit the ability of any underwriter participating in such distribution to bid for an purchase the shares offered thereby and other shares of our common stock. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize or maintain the price of such shares. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such shares. If any such underwriter creates a short position in such shares in connection with the offering, the underwriter may reduce its short position by purchasing shares.

    In general, bids for our purchases of shares for the purpose of stabilization or to reduce a short position could cause the price of the shares to be higher than it might otherwise be in the absence of such bids or purchases.

    Neither we nor any underwriter that may participate in any distribution makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the offered shares or other shares of our common stock. In addition, neither we nor any such underwriter makes any representation that such underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    Certain of the underwriters, if any, and their affiliates may be customers of, engaged in transactions with and perform services for us in the ordinary course of business.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

    We market (i) merchant and financial systems and services, (ii) software and services for IBM midrange computer systems (IBM iSeries and IBM AS/400) and
(iii) related computer consulting services. The merchant and financial systems and services are typically used in applications related to retail, mail and phone order, and Internet e-commerce. The IBM midrange systems software is categorized as "e-transaction middleware," meaning that it provides the connectivity and communications to facilitate the processing of electronic transactions, primarily related to credit card, debit card, and check processing.

    On August 10, 2000, we completed a reverse merger that merged ROI into NTTI, a public company that had no significant operations and changed the name of the combined company to Return On Investment Corporation (the "Company"). As a result of the reverse merger, ROI's shareholders gained a controlling interest in the Company and ROI management replaced NTTI's management. As such, the transaction was accounted for as a reverse merger. The historical financial statements of ROI replaced the financial statements of NTTI and ROI's year end of June 30 was adopted by the Company. In accordance with the agreement, NTTI issued (after a 1-for-20 reverse split) a total of 6,118,918 shares of NTTI's Common Stock in exchange for all of the issued and outstanding shares of ROI common stock. All share and per share data have been restated to reflect the stock issuance as a recapitalization of ROI.

    Our results of operations include the operations of Return On Investment Corporation (the "Company") and its subsidiaries. Operations for the subsidiaries acquired during 2001 are included from the date of acquisition. Accordingly, the 2001 results of operations include Net400 and S.A.F.E., since February 2001, and include GO Software, since May 2001.

    Due to our acquisition activities, year-to-year comparisons of results of operations are not necessarily meaningful. Additionally, as a result of our pursuit of a growth strategy focusing on marketing, sales, and software development synergies gained as a result of eliminating duplicate functions, the results of operations are significantly different than the result of combining the previous operations of each acquired company into our Company. As a result, pro forma comparisons are not necessarily meaningful. See "Acquisitions During Fiscal 2001" below for more information about our recent acquisitions.

    We have categorized our three primary sources of revenue as license fees, support and update services, and consulting fees. License fees are earned by granting customers licenses to use the Company's proprietary software products. Revenue from support and update services is comprised of fees for providing customer support, 24 hours a day, 365 days a year, and periodic updates to our software products as part of our continuing effort to provide total customer service and access to the latest technology available. Consulting fees are earned by providing services to customers including systems analysis and design, programming, training, and outsourcing of computer operations.

    Our revenues may vary from quarter to quarter due to market conditions, the budgeting and purchasing cycles of customers and the effectiveness of our sales force and our alliance partners. We typically do not have a material backlog of unfilled software orders, and product revenue in any quarter is substantially dependent upon orders received in that quarter. Because our operating expenses are based on anticipated revenue levels and are relatively fixed over the short term, variations in the timing of generation of revenues can cause significant variations in operating results from quarter to quarter. Fluctuations in operating results may result in volatility in the price of our common stock. Our operating results may fluctuate significantly as a result of a variety of factors, many of which are beyond our control.

COMPARISON OF THE THREE MONTHS ENDED SEPTEMBER 30, 2001 TO THE THREE MONTHS
  ENDED SEPTEMBER 30, 2001

RESULTS OF OPERATIONS

    For the three months ending September 30, 2001, our net loss was $1,209,428 on $2,146,242 in revenues compared to a net loss of $195,789 on $880,222 in revenues for the three months ending September 30, 2000.

    Increased losses during the three months ended September 30, 2001 as compared to the same quarter in the prior year were largely the result of expenditures for research and development, sales and marketing, corporate infrastructure, expenses related to the integration of our newly acquired subsidiaries and non-cash expenses related to depreciation and amortization.

    The increase in license fee revenue of $823,525 (122%) for the three months ended September 30, 2001 over the same quarter of the prior year was due, in part, to stronger demand for the Company's payment processing software which was the result of additional marketing efforts, while the increase was primarily the result of the acquisition of GO Software, which contributed additional license fee revenue of approximately $625,000. Exclusive of acquisitions, the Company's pricing structure remained substantially the same during the first quarter of fiscal 2002 as compared to 2001. The acquisition of GO Software did not alter the Company's pricing structure for our existing products which operate on IBM midrange computers. Pricing for GO Software's products covers a broad range because software pricing is typically based on the computer platform on which the software operates.

    The increase in support and update services of $79,879 (39%) for the three months ended September 30, 2001, as compared to the same quarter in 2000, was due to continued sales of licenses creating new customers for these services, strong retention of our existing customers and the incremental increase created by the acquisition of GO Software and its customers. Our growth was parallel to our license fee revenue increases for our traditional software.

    Consulting fee revenue was $362,616 for the three months ended
September 30, 2001 primarily represents fees for providing programming and computer support services by S.A.F.E., which was acquired in February 2001. In the prior period there were no such revenues.

GENERAL AND ADMINISTRATIVE EXPENSES

    General and administrative expenses consist primarily of salaries and occupancy costs for administrative, executive, and finance personnel. These expenses increased by $1,452,597 for the three months ended September 30, 2001 as compared to the same quarter in 2000, primarily due to the ramping up of our infrastructure and administration in accordance with our long-term strategic growth objectives. As a result, costs of facilities increased $220,000, strategic consulting fees related to advisory and capital development increased $39,000, and incremental general and administrative expenses related to acquired subsidiaries resulted in an increase of $679,000. Professional fees increased $242,000 in the three months ended September 30, 2001 as compared to the same quarter in 2000, primarily as a result of incremental accounting and legal services incurred due to our acquisitive activities and SEC reporting requirements. Depreciation and amortization increased to $365,802 from $79,795 primarily as a result of additional depreciation due to our increased investment in fixed assets, as well as the amortization of intangibles associated with our acquisitions.

SALES AND MARKETING EXPENSES

    Sales and marketing expenses increased by $474,774 (490%) during the quarter ending September 30, 2001 compared to the quarter ended September 30, 2000. We made the strategic decision to exert significant efforts to grow domestic sales and, in the future, international sales through continued development of indirect channels and alliance partners. We also sell our products through our direct sales force, which we will continue to develop. These efforts reflect management's commitment to increase sales to expanding markets, both within our traditional IBM midrange systems marketplace, as well as the new markets we have entered through our acquisitions. Sales commissions increased $40,000 during the three months ended September 30, 2001 as compared to the same quarter in 2000, in line with our increased sales. Expenses related to the marketing efforts of GO Software resulted in additional charges of $359,000 during the three months ended September 30, 2001, while the remaining increase in expenses related primarily to additional payroll and payroll related expenses related to our hiring initiatives. We expect to continue our aggressive marketing efforts at a similar percentage of revenues in fiscal 2002 as we seek to claim additional market share.

RESEARCH AND DEVELOPMENT

    Research and development expenses totaled $302,273 for the three months ended September 30, 2001 compared to zero for the three months ended
September 30, 2000. Research and development expenses were due to planned expenditures in fiscal 2002 in accordance with our long-term objectives and the belief that such expenditures are essential to maintain our competitive position. We spent $257,000 on our JavaCard product and $45,000 developing stored value/gift card software during the quarter. In fiscal 2002, we anticipate an increase in research and development costs with our focus on the enhancement and evolution of our RiTA product line. It is expected that approximately 33% of research and development resources during fiscal 2002 will be spent on RiTA enhancement, 35% for PCCharge enhancement, 20% for JavaCard enhancement, 10% for stored value/gift card systems and the remainder on other projects.

MERGER-RELATED EXPENSES

    During the quarter ended September 30, 2000, the Company expensed $243,264 of direct merger-related costs in conjunction with the reverse merger of the Company with NTTI. Costs primarily consisted of legal and accounting and other professional fees, together with expenses paid in conjunction with the merger. There were no such costs during the first quarter ended September 30, 2001.

COMPARISON OF THE YEAR ENDED JUNE 30, 2001 TO THE YEAR ENDED JUNE 30, 2000

RESULTS OF OPERATIONS

    During fiscal 2001, our net loss was $2,614,444 on $3,774,664 in revenues compared to a net loss of $666,484 on $2,193,265 in revenues in fiscal 2000. During 2001, pre-acquisition products and services growth was 23% and accretive sales from our acquisitions created additional growth of 49%.

    Increased losses during 2001 as compared to 2000 were largely the result of planned expenditures from the proceeds of our August 2000 private placement for research and development, sales and marketing, corporate infrastructure, expenses related to the integration of our newly acquired subsidiaries and non-cash expenses related to depreciation and amortization.

REVENUES

                                                       YEARS ENDING JUNE 30,
                                              ----------------------------------------
CATEGORY:                                        2001          CHANGE          2000
---------                                     ----------      --------      ----------
License Fees and Other......................  $2,395,468         44%        $1,659,091
Percentage of Revenue.......................          64%                           76%
Support and Update Services.................  $  771,575         44%        $  534,174
Percentage of Revenue.......................          20%                           24%
Consulting Fees.............................  $  607,621        100%                --
Percentage of Revenue.......................          16%                            0%

    The increase in license fee revenue during 2001 was due to stronger demand for the Company's payment processing software which was the result of additional marketing efforts, while the remaining increase was primarily the result of the acquisition of GO Software which contributed additional license fee revenue of approximately $500,000. Exclusive of acquisitions, the Company's pricing structure remained substantially the same during 2001 as compared to 2000. The acquisition of GO Software did not alter the Company's pricing structure for our existing products which operate on IBM midrange computers. Pricing for GO Software's products covers a broad range because software pricing is typically based on the computer platform on which the software operates.

    The increase in support and update services was due to continued sales of licenses creating new customers for these services and strong retention of our existing customers. Our growth was parallel to our license fee revenue increases.

    Consulting fee revenue for 2001 primarily represents fees for providing programming and computer support services by S.A.F.E., which was acquired in February 2001. In prior years there were no such revenues.

OPERATING EXPENSES

                                                       YEARS ENDING JUNE 30,
                                              ----------------------------------------
OPERATING EXPENSES:                              2001          CHANGE          2000
-------------------                           ----------      --------      ----------
Sales & Marketing...........................  $  889,442        112%        $  419,651
Percentage of Revenue.......................          24%                           19%
General And Administrative..................  $4,044,704         99%        $2,031,583
Percentage of Revenue.......................         107%                           93%
Research and Development....................  $  736,627        100%                --
Percentage of Revenue.......................          20%                           --
Depreciation and Amortization...............  $  618,921         91%        $  323,464
Percentage of Revenue.......................          16%                           15%
Merger Expenses.............................  $  243,264        100%                --
Percentage of Revenue.......................           6%                           --

SALES AND MARKETING EXPENSES

    We have made the strategic decision to exert significant efforts to grow both domestic sales and ultimately international sales through continued development of indirect channels and alliance partners. However, we also sell our products through our direct sales force, which we will continue to develop. Sales and marketing expenses in 2001 increased primarily due to more aggressive and expanded sales and marketing efforts. These efforts reflect management's commitment to increase sales to expanding markets, both within our traditional IBM midrange systems marketplace, as well as the new markets we have entered through our acquisitions. As a result, sales commissions increased $98,000 in line with our increased sales. Expenses related to the marketing efforts of GO Software resulted in additional charges of $135,000 while the remaining increase in expenses related primarily to additional payroll and payroll related expenses related to our hiring initiatives required for our planned growth. We expect to continue our aggressive marketing efforts at a similar percentage of revenues in 2002 as we seek to claim additional market share.

GENERAL AND ADMINISTRATIVE EXPENSES

    General and administrative expenses consist primarily of salaries and occupancy costs for administrative, executive, and finance personnel. These expenses increased primarily due to the ramping up of our infrastructure and administration in accordance with our long-term strategic growth objectives. As a result, costs of facilities increased $165,000, strategic consulting fees related to advisory and capital development increased $309,000, incremental general and administrative expenses related to acquired subsidiaries resulted in an increase of $1,075,000, while the remaining increase in expenses was directly due to our growth objectives related primarily to additional payroll and payroll related expenses based on our hiring initiatives required for our planned growth. Professional fees increased $150,000 in 2001 primarily as a result of incremental accounting and legal services incurred due to our acquisitive activities this year and our first full year of SEC reporting requirements. Depreciation and amortization increased $295,457 primarily as a result of additional depreciation due to our increased investment in fixed assets as well as the amortization of intangible costs associated with our acquisitions.

RESEARCH AND DEVELOPMENT

    Research and development expenses totaled $736,267 in 2001compared to zero in 2000. Initiation of research and development expenses and the rate of spending for fiscal year 2001 was due to planned expenditures in accordance with our long-term objectives which in part revolves around the belief that such expenditures are essential to maintain our competitive position. The Company spent $508,000 enhancing our JavaCard product and $160,000 in developing stored value/gift card software. We expect these costs to continue to constitute a similar percentage of revenues in 2002 as we anticipate an increase in research and development costs with the vast majority of our focus on the enhancement and evolution of our RiTA product line. It is expected that 33% of research and development resources during 2002 will be spent on RiTA enhancement, 35% for PCCharge enhancement, 20% for JavaCard enhancement, 10% for stored value/gift card systems and the remainder on other projects.

MERGER-RELATED EXPENSES

    During fiscal year 2001, the Company expensed $243,264 of direct merger-related costs in conjunction with the reverse merger of the Company with NTTI. Costs primarily consisted of legal and accounting and other professional fees, together with expenses paid in conjunction with the merger.

LIQUIDITY AND CAPITAL RESOURCES

    For the first quarter of fiscal 2002, cash generated by operations was primarily the result of decreases in accounts receivable of $260,295, increases in deferred revenue of $929,649 and non-cash charges $365,802 for depreciation and amortization, partially offset by our net loss of $1,209,428. Decreases in accounts receivable were caused primarily by decreased revenues during the latter part of the quarter and concerted efforts to decrease our number of days in accounts receivable through more aggressive collection efforts. Deferred revenue increased primarily due to the advance from a customer described below. In the three months ended September 30, 2000 cash used by operations of $426,112 was primarily the result of our net loss of $195,789 offset by non-cash charges of $79,795 and increases in deferred revenues of $310,118.

    For the year ended June 30, 2001, cash used in operations was primarily the result of our net loss of $2,614,444 offset by non-cash charges of $238,159 for bad debts and $618,921 for depreciation and amortization. Our bad debt expense includes a $150,000 write-down of a $500,000 note receivable from a third party. Increases in accounts receivable used cash of $270,623 while increases in deferred revenue provided cash of $511,136. Increases in accounts receivable were caused primarily by increased revenues during the year. Increased deferred revenue was also caused by our revenue growth as well as longer software installation periods. In 2001, cash used for operations primarily was in accordance with management's strategic plan for increased infrastructure costs, increased sales and marketing expenditures, substantial research and development costs, and costs associated with the integration of newly merged subsidiaries.

    For the year ended June 30, 2000, cash provided by operations of $123,514 was primarily the result of our net loss of $666,484 being offset by non-cash charges of $407,975 and increases in deferred revenues of $503,785.

    Cash used for financing activities for the three months ended September 30, 2001 consisted of a payment of $200,000 to satisfy maturing debt and $500,000 pursuant to the Network Commerce note described further below. Cash provided by financing activities in the three months ended September 30, 2000 was primarily the result of our $6,500,000 private placement which resulted in net proceeds of $5,867,927.

    Cash provided by financing activities in the year ended June 30, 2001 was primarily the result of our $6,500,000 private placement which resulted in net proceeds of $5,867,927. We utilized these proceeds, in part to reduce our long-term debt and notes payable by an aggregate of $895,692.

    Cash used in investing activities was primarily the result of cash paid for property and equipment purchases of $30,195 and $75,883 for the three months ended September 30, 2001 and 2000 respectively.

    Cash used in investing activities in the year ended June 30, 2001 was primarily the result of cash paid for acquisitions of $1,420,582, increases in notes receivable of $500,000 and property and equipment purchases of $206,004. The note receivable arose in anticipation of a business combination that ultimately did not close. The debtor has represented to us that payment will be remitted during our third quarter, 2002.

    On February 9, 2001 and February 15, 2001 we acquired 100% of the outstanding stock of Net400 and S.A.F.E., respectively. Net400 provides software that facilitates e-mail and e-commerce communications and business transactions. As consideration, we issued 100,000 shares of common stock valued at approximately $204,000. S.A.F.E. provides a host-based, magnetic stripe stored value card system and markets credit card processing and other transaction based products and services to merchants. As consideration, we issued 300,000 shares of common stock valued at approximately $612,000. Both acquisitions were recorded using the purchase method of accounting and, therefore, the results of operations since their acquisition dates have been included within the consolidated financial statements. In conjunction with the above acquisitions, a total of 300,000 shares are contingently issuable based on the achievement of certain earn out provisions in future periods.

    On May 14, 2001 ("Closing Date"), we acquired 100% of the outstanding stock of GO Software from Network Commerce. This acquisition was accounted for in accordance with the purchase method of accounting and therefore since the acquisition date the results of GO's operations have been included within the consolidated financial statements. The consideration for the acquisition was $1,000,000 in cash and 1,000,000 shares of our common stock, valued at approximately $2,340,000. The merger agreement stipulated that if these shares were not registered with the SEC and in an appropriate filing and that filing declared effective by the SEC by August 31, 2001, then the Company would repurchase 166,667 of these shares at $3 per share. Since these were not registered by August 31, 2001, we repurchased the requisite number of shares by September 17, 2001.

    The merger agreement contains put and call provisions which expire 18 months subsequent to the Closing Date. The put provision states that Network Commerce may elect to sell back to the Company any or all of the shares of the our common stock that it holds in the event that the stock price, at any given time, is less than 67% of the market value of the stock as of the closing date, which was $3.00 per share. If Network Commerce exercises the put provision, the obligation would result in Network Commerce becoming an unsecured creditor of ours. The call provision states that we may elect to repurchase the shares issued to Network Commerce if the stock price has exceeded 133% of the market value of the stock as of the Closing Date. The market price for our common shares has ranged between $3.00 at the closing date to $3.30 on December 31, 2001.

    On September 17, 2001 we received an advance payment from a customer in the amount of $1,000,000 to be applied to license fees and referral fees earned by us over a three year period. Under the agreement, we have escrowed certain software that is subject to release to the customer upon default by us. We used $454,118 from this advance to pay off the balance of the $500,000 note to Network Commerce that arose on August 31, 2001 in accordance with the GO Software merger agreement, under the terms of which 166,667 shares of our common stock that was issued in connection with that acquisition were returned to us. $545,882 of the advance has been retained by our Company as working capital.

    The acquisition of GO Software has caused duplication and excess capacity in certain areas of the Company as a whole. We are currently in the process of realigning personnel and implementing a cost reduction plan. Reductions relate to areas not essential to the production of revenue or customer support and areas that are not expected to contribute to profitability during 2002.

    We have taken assertive action to make cash flow from operations positive for this fiscal year. A substantial amount of the cash used in fiscal 2001 was the result of non-recurring expenses including reverse merger costs of $243,264, expenditures related to the integration of acquisitions of approximately $750,000, increased professional fees in conjunction with the mergers and filing of statements with regulatory authorities of approximately $120,000. We have no long-term debt at this time and we have built our infrastructure in accordance with our growth plans and should not require material additional funds for expansion. We have determined to forego any further acquisitions in the near term and to focus on current operations within the core competencies of our existing business. This should allow us to achieve positive cash flow from operations during the current fiscal year, though no assurances can be made.

    In order to meet our strategic objectives, we may require certain reductions of planned expenditures for tactical operating commitments. We are currently exploring financing opportunities with respect to certain assets (i.e. accounts receivable and property). In addition we have increased collection efforts to ameliorate a slower than desired days in accounts receivable which approximated 94 during the three months ended September 30, 2001 and 113 during fiscal 2001. We are considering raising additional capital through investment banking resources. To the extent that we obtain additional financing, the terms of such financing may involve rights, preferences or privileges senior to our common stock and stockholders may experience dilution. We cannot provide any assurances that any of the above attempts to raise capital will be successful. At this time, we have no available credit lines or other loan facilities in place, though we believe that current cash reserves and cash flow from operations in the normal course of business will be adequate in fiscal 2002. At a minimum, this will require the sustainability of current revenue levels, which we believe is likely, though no absolute assurances can be given. If we cannot maintain current revenue levels, immediate action to reduce costs will be required unless capital sources can be identified.

    The $500,000 note receivable which arose in contemplation of a business combination which did not close, matured on October 4, 2001. As of January 15, 2002 this note had not been satisfied and is currently past due. Our Company and the debtor are negotiating payment terms and we believe that a favorable outcome is achievable, however, no assurances can be made.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

    In June 2001, the Financial Accounting Standards Board finalized FASB Statements No. 141, Business Combinations (SFAS 141), and No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also may require, upon adoption of SFAS 142, that the Company reclassify the carrying amounts of certain intangible assets and goodwill based on the criteria in SFAS 141.

    SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS 142 requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142.

    The Company's previous business combinations were accounted for using the purchase method. As of September 30, 2001, the net carrying amount of goodwill and other intangible assets is approximately $3,633,382. Amortization expense during the year ended June 30, 2001 was $204,044. Currently, the Company is assessing but has not yet determined how the adoption of SFAS 141 and SFAS 142 will impact its financial position and results of operations.

    In September 2000, the FASB issued Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." FASB No. 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral, and is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. FASB No. 140 did not have a material effect on the financial statements during fiscal year 2001.

    In October 2001, the FASB issued SFAS No 144, "Accounting for Impairment of Disposal of Long-Lived Assets". SFAS No. 144 supersedes SFAS No. 221, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," and addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement is effective for fiscal years beginning after December 15, 2001. We do not expect the adoption of SFAS No. 144 to have a material impact on our financial statements.

                                    BUSINESS

OVERVIEW

    Return On Investment Corporation d/b/a ROI Corporation (the "Company") and its subsidiaries market software and services that provide connectivity and communications for credit card, debit card and check transaction processing. ROI offerings include (i) payment processing software for virtually any computing platform including Windows, Unix, Linux, AIX, OS/390, OS/400, and Sun Solaris;
(ii) transaction processing services for credit, debit, checks, ACH, international transactions, and stored value/gift cards; and (iii) software for IBM midrange computers that facilitates e-mail and e-commerce communications, system and device connectivity, and business-to-business and business-to-consumer transactions.

    Application software, such as retail point-of-sale software and e-commerce shopping cart software, typically does not provide payment processing capabilities. Our software provides the connectivity and communications to facilitate the processing of credit card, debit card, and check transactions which are passed to our software by a wide variety of application software. Our customers for payment processing products and services range from small to large Internet marketers, retailers, and mail and phone order companies. Our IBM midrange software products and services provide e-mail capabilities and connectivity and communications to other computer systems or devices, such as barcode data collection equipment and materials handling equipment.

    Our products and services are branded according to the subsidiary that markets them. Our subsidiary, GO Software, Inc. ("GO Software") markets payment processing software, including PCCharge, RiTA, AS/400 Support for POS-port and JavaCard. Our subsidiary, S.A.F.E. Systems, Inc. ("S.A.F.E.") markets a host-based, magnetic stripe stored value/gift card system and markets credit card processing and other transaction-based products and services to merchants. Another subsidiary, Net400, Inc. ("Net 400") markets software for IBM midrange computers that facilitates e-mail and e-commerce communications, system and device connectivity, and business-to-business and business-to-consumer transactions, including Mail400, Serial400 and Sockets400 products.

    We were incorporated in Delaware in 1990 as Net/Tech International, Inc. ("NTTI"). On August 10, 2000, we completed a reverse merger that merged Results Oriented Integration Corporation ("ROI") into a wholly-owned subsidiary of NTTI, which at the time had no operations. The name of the company was changed to Return On Investment Corporation. Our principal executive offices are located at 1825 Barrett Lakes Boulevard, Kennesaw, Georgia 30144 and our telephone number is (770) 517-4750.

RECENT ACQUISITIONS

    Until February 2001, we provided payment processing software only for IBM midrange computer systems (IBM iSeries and IBM AS/400) in the United States. Our strategy included using some of the capital provided by our August 10, 2000 private placement to develop versions of our software for other computer systems, such as Unix, Linux and Windows systems. However, our primary strategy was to pursue acquisitions of other software companies whose products are complementary to our products.

    In February 2001, we acquired Net400, which provides software that facilitates e-mail and e-commerce communications, system and device connectivity, and business-to-business and business-to-consumer transactions. All of the issued and outstanding shares of Net400 common stock were exchanged in the merger for 300,000 shares of our common stock. Of those shares, 100,000 shares were delivered to the former Net400 shareholders and 200,000 shares are being held in escrow, to be released based on sales of Net400 products and services during the two-year period ending January 31, 2003, at the rate of one share for each $3.50 in sales. All escrowed shares are subject to release if we are acquired.

    In February 2001, we acquired S.A.F.E., which provides a host-based, magnetic stripe stored value/ gift card system and markets credit card processing and other transaction-based products and services to merchants. All of the issued and outstanding shares of S.A.F.E. common stock were exchanged in the merger for 400,000 shares of our common stock. Of those shares, 300,000 shares were delivered to the former S.A.F.E. shareholders and 100,000 shares are being held in escrow, to be released if at least $5,000,000 has been contributed to our net revenue by the sale of S.A.F.E. software and services (excluding equipment sales) for the period commencing with the effective date of the merger and ending June 30, 2002. All escrowed shares are subject to release if we are acquired.

    In May 2001, we acquired GO Software, from Network Commerce, Inc. ("Network Commerce"). GO Software is recognized as a leader in Windows based payment processing solutions with over 35,000 activations of its PCCharge products. In addition, GO's new Java engine, RiTA, is designed to work on virtually any platform including Windows, Unix, Linux, OS/390, OS/400, and Sun Solaris. RiTA complements the new product design that we recently created and is expected to be the foundation for the next generation of our products. The consideration for the acquisition was $1,000,000 in cash and 1,000,000 shares of our common stock, valued at approximately $2,340,000. The merger agreement stipulated that if these shares were not registered with the SEC in an appropriate filing and that filing declared effective by the SEC by August 31, 2001, then the Company would repurchase 166,667 of these shares at $3 per share. Since these were not registered by August 31, 2001, we repurchased the requisite number of shares by September 17, 2001.

    These acquisitions have allowed us to broaden our offerings to include
(i) payment processing software for virtually any computing platform including Windows, Unix, Linux, AIX, OS/390, OS/400, and Sun Solaris; (ii) transaction processing services for credit, debit, checks, ACH, international transactions, and stored value/gift cards; and (iii) software for IBM midrange computers that facilitates e-mail and e-commerce communications, system and device connectivity, and business-to-business and business-to-consumer transactions.

STRATEGY

    Our short-term goal is to be a recognized leader in providing payment processing software and services to merchants in the United States and later expand internationally. The following are the key elements of our strategy:

    - CROSS-SELL PRODUCTS AND SERVICES. As we have grown by acquisition, we have acquired new customers that could benefit from additional products and services that we sell. We also have acquired new product and service lines that could benefit our existing customers. By taking advantage of opportunities to cross-sell our products and services, we believe we can decrease our cost of sales and increase our revenues and gross margins.

    - ACQUIRE COMPLEMENTARY BUSINESSES AND PRODUCTS. A key element of our growth strategy has been to pursue potential acquisitions that offer opportunities to increase our sales revenues, gross margins and market share. By acquiring businesses that offer products that complement our existing products, we decrease the training time required for our sales force to become familiar with the product and increase the likelihood that one or more of our products will meet the needs of existing and potential customers.

    - IMPROVE OUR PRODUCT OFFERINGS. To compete effectively, and expand our market share, we must continually develop and introduce new products and enhancements that reflect technological developments and emerging industry standards. We plan to improve and expand our product and service offerings on an ongoing basis through acquisitions of complementary product lines and our internal research and development efforts.

    - EXPAND OUR OPERATIONS INTO INTERNATIONAL MARKETS. We believe there is a significant opportunity to establish ROI as a recognized provider of e-transaction middleware in international markets. To capitalize on this opportunity, we plan to globalize our suite of products and services and form strategic alliances with international partners to provide global distribution channels.

    - LEVERAGE EXISTING AND DEVELOP NEW STRATEGIC PARTNERSHIPS. We have strategic partnerships with hundreds of application software marketing, consulting, computer systems and transaction processing firms. These companies recommend our products and in many cases buy our products and resell them to their customers. We intend to fully support their efforts to maximize sales and plan to continue to recruit new companies as partners.

PRODUCTS AND SERVICES

PRODUCTS

    Our subsidiary, GO Software, markets payment processing software, including PCCharge, JavaCard, AS/400 Support for POS-port, and RiTA. PCCharge provides payment processing for Windows based application. JavaCard and AS/400 Support for POS-port operate on IBM midrange computer systems. RiTA is designed to work on virtually any platform including Windows, Unix, Linux, OS/390, OS/400 and Sun Solaris. RiTA is expected to be the foundation for the next generation of ROI payment processing software products written in Java and XML. The Company charges license fees for the use of these software products. The retail prices for a single license range significantly, from hundreds of dollars for a PC to thousands of dollars for an IBM midrange system to tens of thousands of dollars for a mainframe system. The total license fee depends upon the platform, the functionality and the number of connections required to process the transactions. In addition, we offer annual support and update service typically priced at a percentage of the license fee.

    GO Software's payment processing software products support credit/debit cards, checks, ACH transactions, and stored value/gift/loyalty cards. The products can support all levels of transaction volume and operate in any merchant environment, including retail point-of-sale, phone/mail order, and Internet e-commerce. The products offer fast authorization time, security, encryption, advanced fraud protection and advanced cardholder authentication, which can result in lower transaction fees for the merchant. GO's payment processing software can be interfaced with any application software via standard programming languages. With this software, the merchant can use any major bank or financial network to authorize and settle payment transactions.

    Our subsidiary, S.A.F.E., processes magnetic stripe stored value, gift, and loyalty cards, credit cards, debit cards and checks. It also provides other transaction-based services to merchants. Charges are based upon functionality, usage and volume and range from a few cents to a dollar or more per transaction. The transactions are communicated to S.A.F.E.'s data center and passed on to other processors for authorization and settlement, except for private label credit card, stored value, gift card, and loyalty card transactions which are processed by S.A.F.E.

    NetMail*400 products, provided by our Net400 subsidiary, empower IBM midrange systems to perform e-mail, principally in the area of electronic commerce. IBM midrange systems applications and users need to be able to communicate with customers and vendors using e-mail. Examples of application enablement for e-mail include: order confirmation, shipment notification, customer relationship management (CRM), and customer support. Using NetMail*400 products, an IBM midrange systems application can also send e-mail alert messages, send messages to alphanumeric pagers, and send e-mail messages to wireless PCS devices.

    The other primary Net400 products, Serial and Sockets, provide communications and connectivity for IBM midrange systems applications to other systems and devices, such as barcode data collection equipment and materials handling equipment. Net400 Serial and Sockets products simplify programming by handling all of the protocol conversion required for communications.

TECHNICAL AND SUPPORT SERVICES

    We offer customers varying levels of technical support services including periodic software updates and twenty-four hour, seven days a week access to telephone support and support-related information via the Internet. We also offer training and consulting services. Through our active alliance partner program, we recruit consulting, application software, and system integration firms to market and implement our software. We also offer customers technical consulting and outsourcing of computer operations, primarily related to transaction processing.

CUSTOMERS

    We have licensed over 40,000 PC systems to use our PCCharge payment processing software. We have licensed over 1,600 systems in the IBM midrange market (IBM iSeries and AS/400 computer systems) to use our other software. Our customers for payment processing products and services range from small to large Internet marketers, retailers, and mail and phone order companies. Our Net400 products are used by companies across a wide variety of industries. Our S.A.F.E. customers are typically retail chains, although we do provide services to smaller merchants. No one customer accounts for more than 10% of operating revenues.

SALES

    To reach our potential customer base, we have several distribution channels, including a direct sales force and over 200 strategic alliances with consultants, software developers, systems integrators, financial institutions and financial transaction processors.

    Our products and services are used by many types of customers in various industries. Our direct sales staff has substantial knowledge of our products and service offerings and we will continue to recruit and train sales people. An important element of our sales strategy is to expand our relationships with the alliance partners described above to increase market awareness and acceptance of our software and services. Some of our sales people are dedicated to working with our alliance partners. We also provide training and other support necessary to our alliance partners to aid in the promotion and sale of our products.

MARKETING

    The target market for our payment processing products and services range from small to large Internet marketers, retailers, and mail and phone order companies. Application software, such as retail point-of-sale software and e-commerce shopping cart software, typically does not provide payment processing capabilities. Our software provides connectivity and communications to facilitate the processing of credit card, debit card, and check transactions. The market for our IBM midrange software products and services includes companies that need e-mail capabilities on their IBM midrange systems and companies that need to connect their IBM midrange systems to other computer systems or devices, such as barcode data collection equipment and materials handling equipment.

    Our corporate marketing staff performs core marketing functions for all subsidiaries, including product marketing, marketing communications, public relations and investor relations. The corporate marketing department also produces collateral material for distribution to prospects including demonstrations, presentation materials, white papers, case studies, articles, brochures and data sheets.

    Our marketing staff has an in-depth understanding of the payment processing software and services marketplace and the IBM midrange marketplace and the needs of customers in those marketplaces, as well as experience in all of the key marketing disciplines. Our staff also has broad knowledge of our products and services and how they can meet customer needs. We utilize focused marketing programs that are intended to attract potential customers in our target markets and to promote ROI, our subsidiaries, and our brands. We use seminars, advertising, telemarketing, direct mail, tradeshows, speaking engagements, public relations campaigns, partner conferences and web site marketing. We devote substantial resources to supporting the sales team with high quality sales tools and collateral materials.

RESEARCH AND PRODUCT DEVELOPMENT

    The markets for our products are characterized by rapidly changing technologies and evolving industry standards. Our future success will depend to a substantial degree upon our ability to enhance our existing products and to develop and introduce, on a timely and cost-effective basis, new products and features that meet changing customer requirements and emerging and evolving industry standards. We anticipate an increase in research and development costs with the vast majority of our research and development focusing on the enhancement and evolution of our RiTA product line.

COMPETITION

    The markets for our products and services are highly fragmented and served by numerous firms, many of which address only specific aspects of a particular market. We believe the principal competitive factors that we face are reputation and quality of service, relative price and performance, time to market for new product introductions, adherence to industry standards, technical expertise and product availability.

    Based on our industry experience, we believe that we are a dominant company in the United States in the IBM midrange market in terms of number of licenses granted for payment processing software. Competition in the IBM midrange market is expected to grow and companies with greater resources than we have may enter the market. However, we believe that our premier position will help us maintain a substantial market share.

    We also believe we have significant market share in payment processing software on Microsoft platforms. First Data Corp. is currently the leading company in the payment processing software market through its recent purchase of the assets of IC Verify from the CyberCash bankruptcy sale.

    RiTA, our Java-based payment processing software, operates on virtually any computing platform. Although competitors exist on each different type of computer platform on which RiTA operates, we are not aware of any competitive product that operates on all of the platforms supported by RiTA.

    In the IBM midrange e-mail software market, our primary competitors are Computer Keyes and Evergreen. No single company in this market has a dominant position. In the IBM midrange connectivity and communications software market, there are numerous small competitors and the market is highly fragmented.

    There are many competitors offering magnetic stripe stored value/gift card systems, credit card processing and other transaction-based products and services to merchants. The size of this potential market allows for many companies to be able to achieve significant sales and to grow sales at a rapid rate.

INTELLECTUAL PROPERTY

    Our success is dependent upon developing, protecting and maintaining our intellectual property assets. We rely upon combinations of copyright, trademark and trade secrecy protections, along with contractual provisions, to protect our intellectual property rights in software, documentation, data models, methodologies, data processing systems and related written materials. Copyright protection is generally available under United States laws and international treaties for our software and printed materials. The effectiveness of these various types of protection can be limited, however, by variations in laws and enforcement procedures from country to country. There are no legal lives on any of our intellectual property.

EMPLOYEES

    As a result of growth in our business and our recent acquisitions, we have significantly increased our number of employees. As of December 31, 2001, we had a total of 84 full time employees. Our continued success is dependent on our ability to attract and retain qualified employees. Due to the competitiveness in the market for employees, we may experience future difficulty in recruiting and retaining staff. Our employees are not represented by a union or a collective bargaining agreement.

PROPERTIES

    The Company leases its administrative, marketing, and research and development facilities under long-term operating leases. Our corporate headquarters and Net400 are located in approximately 14,000 square feet in Kennesaw, Georgia pursuant to a lease expiring in 2005. GO Software is located in approximately 9,785 square feet in Savannah, Georgia pursuant to a lease expiring in 2004. S.A.F.E. is located in approximately 12,500 square feet in Batavia, Illinois pursuant to a lease expiring in 2006.

    The Company believes that its facilities are adequate for its current needs and that suitable additional or substitute space will be available as needed to accommodate expansion of the Company's operations.

LEGAL PROCEEDINGS

    On September 26, 2001 Network Commerce, Inc., filed a lawsuit against ROI in the Superior Court of King County, Washington. The complaint alleges breach of implied duties of good faith and fair dealing, and breach of warranty arising out of an agreement between ROI and Go Software, Inc., a wholly-owned subsidiary of NCI. Network Commerce seeks specific performance of a clause in the merger agreement requiring ROI to register with the SEC certain shares of ROI Common Stock that were delivered to Network Commerce under the agreement. ROI filed a notice of removal to the federal district court in Seattle on November 5, 2001. ROI filed its answer to plaintiff's complaint on November 9, 2001. The parties have held a pretrial conference and are preparing the necessary disclosures. Given the preliminary stage of this proceeding, the Company cannot provide an evaluation of the likelihood of an unfavorable outcome or any estimate of the range of potential loss, if any.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth certain information regarding our executive officers and directors.

NAME                                     AGE                              POSITION
----                                   --------   --------------------------------------------------------
Charles A. McRoberts.................     51      Chairman of the Board
John W. McRoberts....................     48      Director
Timothy R. Minster...................     46      Director
Charles Pecchio, Jr..................     54      President, Chief Executive Officer, and Director
Guy R. Wilcox........................     43      Chief Financial Officer
Arol Wolford.........................     49      Director

    CHARLES A. MCROBERTS (brother of John W. McRoberts) serves as Chairman of the Board of ROI and functions in the role of Alliances Manager, responsible for establishing and maintaining strategic alliances with consultants, referral partners, and resellers. He served as Chairman of the Board of Results Oriented Integration Corporation from 1996 until its reverse merger in August 2000. He previously was President and CEO of Mastiff Systems, a company that marketed and serviced security systems. Mr. McRoberts joined Mastiff in 1982 and served as President and CEO from 1987 until the sale of the company in 1996. Prior to joining Mastiff, Mr. McRoberts was Branch Manager of Wells Fargo Alarm Services. Mr. McRoberts was a Second Lieutenant in the U. S. Army at Fort Benning, Georgia. He managed a military police platoon and was Officer in Charge of the Narcotic and Drug Detection Squad.

    JOHN W. MCROBERTS (brother of Charles A. McRoberts) serves as a director. He served as a director of Results Oriented Integration Corporation from 1996 until its reverse merger in August 2000. Since December 2000, he has been the Managing Member of Cannongate Partners LLC, a private equity firm. Since 1999 he has served as Managing Member of Foresite Towers LLC. He was a co-founder, and served as President and Chief Executive Officer of Capstone Capital Corporation, a NYSE listed real estate investment trust, from 1993 to 1998, when Capstone was acquired by Healthcare Realty Trust for $900 million. Prior to that, Mr. McRoberts was a senior officer of AmSouth Bank of Alabama (formerly AmSouth Bank N.A.), where he was employed from 1977 to 1993.

    CHARLES PECCHIO, JR., is our President and Chief Executive Officer and a director. He served as a director of Results Oriented Integration Corporation from 1996 until its reverse merger in August 2000. Since 1993, he has provided consulting services related to mergers and acquisitions to Atlanta area companies and has served as a director of Hoffman & Co, Inc., an engineering firm. From 1988 to 1992, he served as a director of Spiro International SA, a Swiss public company, and as an officer and director of several affiliated companies in the U.S., the U.K, Germany, France, and Switzerland. Mr. Pecchio was a co-founder, and served as President and CEO of International Management Group, Ltd. (IMG), a venture management company, from 1985 until its sale to Spiro in 1988. He negotiated the acquisition by IMG of Honest Face Systems, Inc., a check guaranty and financial transaction processing company, from Telecredit (now Equifax). He served as President and CEO of Honest Face from 1986 to 1988 and negotiated its sale to Comdata Holdings Corporation (now a subsidiary of Ceridian Corporation). Mr. Pecchio's previous experience includes financial, sales, and management positions with IBM Corporation, General Computer Corp., TeleVideo Systems, and NEC Information Systems.

    GUY R. WILCOX has served as our Chief Financial Officer since September 2000. Mr. Wilcox is a Certified Public Accountant. From 1997 until 2000, he was Chief Financial Officer of a $500 million Atlanta based hedge fund. Prior to establishing his own practice in 1990, he held CPA positions with Jones & Kolb and BDO Seidman, LLP. Mr. Wilcox has a BS and an MTX from Georgia State University.

    TIMOTHY R. MINSTER serves as a director and as chairman of the Audit Committee. Presently, Mr. Minster is Finance Manager for VeriSign, Inc. (Nasdaq:
VRSN), the leading provider of digital trust services. He is also President of Minster & Associates, LLC, a Georgia CPA firm. From September 1, 2000 until October 31, 2001, he served as an audit partner with Moore Stephens Tiller LLC, a CPA firm in Georgia. From November 1989 until June 2000, Mr. Minster was an audit partner with BDO Seidman, LLP, an international CPA firm. His experience includes advising clients in publicly held corporations as well as closely held private companies. Mr. Minster is an active member of the Georgia Society of Certified Public Accountants' Real Estate Committee. He is past president (two years) of the Atlanta Chapter of the Institute of Management Accountants (IMA), a past regional director and presently serves on a national committee for the IMA. He also is on the board of directors of the Atlanta Chapter of Association for Accounting Marketing. Besides certification as a public accountant, Mr. Minster also holds the Certified Information System Auditor license. He is a member of the American Institute of Certified Public Accountants, Georgia Society of Certified Public Accountants, and the Information System Audit and Control Association.

    AROL WOLFORD serves as a director and as a member of the Audit Committee. From 1980 until December 2001, he served as President of Construction Market Data (CMD) in Atlanta, Georgia, which is now CMD Group. CMD is a $150 million provider of quality project news, building product information, and cost data for the international construction industry. In 1996, Mr. Wolford led a management buyout of CMD from Southam Construction Information News Service. In May 2000, CMD was acquired for $299.5 million by Cahners Business Information, a part of the London and Amsterdam-based Reed Elsevier. Mr. Wolford founded Manufacturers' Survey Associates in 1975 and five years later entered the construction information industry with the start-up of CMD.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Compensation Committee includes John McRoberts, LaWanda Moore (employee), and Sharon Penn (outside advisor). The Compensation Committee has the authority to review all compensation matters relating to the Company. If a director is an employee of the Company, when his or her compensation is being reviewed, that director is not permitted to be present or to participate.

    All of the directors presently serve on the Stock Option Committee. The Stock Option Committee has full power and authority to interpret the provisions of and supervise the administration of the Company's 2000 Stock Option Plan.

    The Audit Committee consists of John W. McRoberts, Arol Wolford and Timothy
R. Minster. The Audit Committee recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and approves any special assignments given to such accountants. The Audit Committee also reviews the planned scope of the annual audit, any changes in accounting principles and the effectiveness and efficiency of our internal accounting staff.

    The Human Resources Committee includes Barry E. Flink (outside advisor), LaWanda S. Moore (employee), Sharon W. Penn (outside advisor) and Catherine Rager (outside advisor). The Human Resources Committee was created to guide the organization in effective employee recruitment, motivation, and retention practices while maintaining a legally compliant working environment.

    The Marketing Committee consists of Charles A. McRoberts, Miriam K. McDonald (employee), Frederick P. Lutz (consultant), James Pollack (outside advisor) and Chris Coleman (outside advisor). Focusing on strategic market plans for the individual business units, the Marketing Committee helps insure that ROI continues to maintain and expand our overall corporate branding/image and market share.

    The Technology Committee is still in the development stage and we are in the process of evaluating several candidates to serve on this committee.

    All of our directors serve on the Nominating Committee, which is responsible for evaluating and recommending candidates for our Board of Directors. Although there are no formal procedures for stockholders to recommend nominations, the Nominating Committee will consider stockholder recommendations. Such recommendations should be addressed to the Company's Secretary, at our principal executive offices.

    The Board of Directors may from time to time establish certain other committees to address certain aspects of our Company's business.

DIRECTOR AND OUTSIDE ADVISOR COMPENSATION

    None of our directors receives additional monetary compensation for serving on the Board of Directors or on a committee. Outside advisors are granted stock options to purchase shares of our common stock. Outside advisors that serve as committee chairpersons receive 7,000 options, while those who serve as committee members receive 5,000 options. The exercise price of the options is equal to the fair market value of the common stock on the date of grant and the options vest on the two-year anniversary of the grant date and expire five years from the date of grant.

EXECUTIVE COMPENSATION

    The following summary compensation table sets forth the compensation earned by certain executive officers serving at the end of fiscal 2001. None of our other executive officers who served in fiscal 2001 earned $100,000 in aggregate compensation for that year.

                           SUMMARY COMPENSATION TABLE

                                                         FISCAL                            ALL OTHER
NAME AND PRINCIPAL POSITION                               YEAR      SALARY    BONUS (1)   COMPENSATION
---------------------------                             --------   --------   ---------   ------------
Charles Pecchio, Jr...................................    2001     $85,000    $113,997         --
Chief Executive Officer and President                     2000     $80,000    $ 94,376         --
                                                          1999     $68,678    $ 48,512         --

------------------------

(1) Includes sales commissions

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    On January 18, 2002 ROI and Charles Pecchio, Jr. entered into a new Employment Agreement which is to become effective February 1, 2002, under which Mr. Pecchio is to have the title of Chief Executive Officer. ROI has agreed to pay Mr. Pecchio an annual base salary of $90,000 and a performance bonus as determined by ROI's Compensation Committee and ratified by the Board of Directors. Mr. Pecchio will also be paid an annual bonus draw of $90,000 against the performance bonus. Any bonus draw in excess of the total amount of the actual performance bonus earned by Mr. Pecchio for each fiscal period shall not be recoverable by ROI.

    Under the terms of the new Employment Agreement with Mr. Pecchio, the prior Employment Agreement between ROI and Mr. Pecchio dated August 10, 2000 is to remain in effect through January 31, 2002. Under the terms of this prior Employment Agreement ROI has agreed to pay Mr. Pecchio an annual base salary of $85,000 and monthly incentive compensation equal to 3% of the total invoice sales of ROI and 2% of that portion of total invoice sales of ROI for each fiscal year which is in excess of the total invoice sales for the prior fiscal year, to be paid monthly, as well as quarterly and annual incentive compensation.

    If Mr. Pecchio's employment under the new Employment Agreement is terminated by ROI other than for cause, a change of control or if Mr. Pecchio terminates his employment for good reason, Mr. Pecchio shall be paid by ROI a $360,000 termination payment over a period of two years.

    If Mr. Pecchio's employment is terminated for any reason, Mr. Pecchio has agreed that, for one year after such termination, he will not directly or indirectly solicit or divert business from ROI or assist any business in attempting to do so or solicit or hire any person who was an employee of ROI during the term of his Employment Agreement or assist any business in attempting to do so or provide services to any business located in Florida, Georgia, Illinois or New York which is engaged in or conducts a business selling products or performing services substantially the same as the products sold or services performed by ROI.

    On January 18, 2002 ROI and Arol Wolford entered into an Employment Agreement which is to become effective February 1, 2002, under which Mr. Wolford is to have the title of President. ROI has agreed to pay
Mr. Wolford an annual base salary of $90,000 and a performance bonus as determined by ROI's Compensation Committee and ratified by the Board of Directors. Mr. Wolford will also be paid an annual bonus draw of $90,000 against the performance bonus. Any bonus draw in excess of the total amount of the actual performance bonus earned by Mr. Wolford for each fiscal period shall not be recoverable by ROI. If Mr. Wolford's employment under the new Employment Agreement is terminated by ROI other than for cause, a change of control or if Mr. Wolford terminates his employment for good reason, Mr. Wolford shall be paid by ROI a $360,000 termination payment to be paid by ROI over a period of two years.

    If Mr. Wolford's employment is terminated for any reason, Mr. Wolford has agreed that, for one year after such termination, he will not directly or indirectly solicit or divert business from ROI or assist any business in attempting to do so or solicit or hire any person who was an employee of ROI during the term of his Employment Agreement or assist any business in attempting to do so or provide services to any business located in Florida, Georgia, Illinois or New York which is engaged in or conducts a business selling products or performing services substantially the same as the products sold or services performed by ROI.

    Under the Termination Agreement between the Company and Glenn E. Cohen, dated as of August 10, 2000, and the related Services Agreement, the Company granted Mr. Cohen 37,500 shares of restricted common stock with piggyback registration rights in exchange for the termination of his Employment Agreement. Under the terms of the Services Agreement, Mr. Cohen will be paid $2,000 per month for consulting services for a period of thirty-six (36) months.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of December 31, 2001 with respect to beneficial ownership of shares by (i) each person known to the Company to be the beneficial owner of 5% of the outstanding common stock,
(ii) each of the Company's directors, (iii) the executive officers of the Company named in the Summary Compensation Table (the "named executives") and
(iv) all current directors and officers as a group. Unless otherwise indicated the address for each person listed is the address of the Company.

    Stock ownership information has been furnished to the Company by the named person. Beneficial ownership as reported in this section was determined in accordance with Securities and Exchange Commission regulations and includes shares as to which a person possesses sole or shared voting and/or investment power. Except as otherwise stated in the footnotes below, the named persons have sole voting and investment power with regard to the shares shown as beneficially owned by such persons.

                                                                         COMMON STOCK
                                                              -----------------------------------
NAME OF BENEFICIAL OWNER/RELATIONSHIP TO COMPANY              NO. OF SHARES      PERCENT OF CLASS
------------------------------------------------              -------------      ----------------
Network Commerce Inc./None(1)...............................      833,333               7.5%

Charles A. McRoberts/Chairman of the Board..................    2,449,867(2)           22.2%

John W. McRoberts/Director..................................    1,414,740(3)           12.8%

Timothy R. Minster/Director.................................            0                 0%

Charles Pecchio, Jr./President, CEO, Director...............    2,002,931(4)           18.1%

Arol Wolford/Director.......................................            0                 0%

All current directors as a group (5 persons)................    5,867,538              53.1%

------------------------

    (1) The address of Network Commerce is 411 First Avenue South, Suite 200 N, Seattle, Washington 98104. In accordance with the GO Software merger agreement, there exist certain put and call provisions which expire 18 months subsequent to the May 14, 2001 closing date. The put provision states that Network Commerce may elect to sell back to us any or all of the shares of common stock it holds in the event that the stock price, at any given time, is less than 67% of the market value of the stock as of the closing date, which was $3.00 per share. The call provision states that we may elect to repurchase the shares issued to Network Commerce if the stock price has exceeded 133% of the market value of the stock as of the closing date. The market value of our stock was $3.50 per share on January 15, 2002.

    (2) Includes 6,000 shares of common stock held by his spouse, 12,200 shares of common stock held by his minor children, and 1,553,485 shares held in escrow that can be voted but not sold until either the Company is acquired or certain milestones are achieved.

    (3) Includes 60,000 shares of common stock held by his spouse, 8,000 shares of common stock held by his minor children, and 941,412 shares held in escrow that can be voted but not sold until either the Company is acquired or certain milestones are achieved.

    (4) Includes 11,111 shares of common stock held by his spouse and 1,271,033 shares held in escrow that can be voted but not sold until either the Company is acquired or certain milestones are achieved.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

    On March 20, 2000, NTTI appointed BDO Seidman, LLP as its independent auditors. On March 20, 2000, NTTI dismissed Mirsky, Furst & Associates as its independent public accountants. The decision to change independent accountants was recommended and approved by the Board of

Directors. During the two most recent fiscal years, none of the reports on the Company's financial statements contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the two most recent fiscal years and any subsequent interim period, there have been no disagreements with the Company's independent accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                          DESCRIPTION OF CAPITAL STOCK

    The following descriptions of certain provisions of the certificate of incorporation and bylaws of our company are necessarily general and do not purport to be complete and are qualified in their entirety by reference to the certificate of incorporation and bylaws of our company which have been incorporated by reference herein.

COMMON STOCK

    The authorized capital stock of our company consists of 100,500,000 shares, of which 100 million shares have been designated common stock, par value $.01 per share. As of December 31, 2001, there were 11,047,971 shares of common stock issued and outstanding, held by approximately 1,050 holders of record. The holders of common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders. Holders of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefore, subject to the dividend and liquidation rights of any preferred stock (as described below) that may be issued. In the event of the liquidation, dissolution or winding-up of our company, the holders of common stock are entitled to share equally and ratably in our assets, if any, remaining after provision for payment of all debts and liabilities of the company and satisfaction of the liquidation preference of any shares of preferred stock that may be outstanding. The holders of common stock have no preemptive, subscription, redemptive or conversion rights. The outstanding shares of common stock are fully paid and nonassessable.

PREFERRED STOCK

    Our company is authorized to issue 500,000 shares of preferred stock. The Board of Directors has authority, without stockholder approval, to issue shares of preferred stock in one or more series and to determine the number of shares, designations, dividend rights, conversion rights, voting power, redemption rights, liquidation preferences and other terms of any such series. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of the holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring, or preventing a change in control of our company. As of the date of this prospectus, there are no issued and outstanding shares of preferred stock.

DELAWARE LAW AND ANTI-TAKEOVER PROVISIONS

    Section 203 of the Delaware General Corporation Law generally prohibits an interested stockholder from entering into certain types of business combinations with a Delaware corporation for three years after becoming an interested stockholder. An "interested stockholder" under the Delaware General Corporation Law is any person other than the corporation and its majority-owned subsidiaries who own at least 15% of the outstanding voting stock, or who owned at least 15% within the preceding three years, and this definition includes affiliates of the corporation. Briefly described, the prohibited combinations include:

    - mergers or consolidations;

    - sales, leases, exchanges or other dispositions of 10% or more of (1) the aggregate market value of all assets of the corporation, or (2) the aggregate market value of all the outstanding stock of the corporation;

    - issuances or transfers by the corporation of its stock that would increase the proportionate share of stock owned by the interested stockholder;

    - receipt by the interested stockholder of the benefit of loans, advances, guarantees, pledges or other financial benefits provided by the corporation; and

    - any other transaction, with certain exceptions, that increases the proportionate share of the stock owned by the interested stockholder.

    A Delaware corporation may choose not to have Section 203 of the Delaware General Corporation Law apply. Our company has chosen in its certificate of incorporation, however, to accept the protections of Section 203. Nevertheless,
Section 203 will not apply in the following cases:

    - if, before the stockholder became an interested stockholder, the board of directors approved the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

    - if, after the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, subject to technical calculation rules; or

    - if, on or after the time the interested stockholder became an interested stockholder, the board of directors approved the business combination, and at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder also ratified the business combination at a stockholders' meeting.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law permits indemnification of directors, officers, employees and agents of corporations for liabilities arising under the Securities Act of 1933, as amended.

    Our company's certificate of incorporation and bylaws provide for indemnification of our directors and officers to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law. Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its board of directors to the corporation or its stockholders for monetary damages for violations of a director's fiduciary duty of care. The provision would have no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, no provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying an unlawful dividend or approving an illegal stock repurchase, or obtaining an improper personal benefit.

    Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that the directors or officers have been successful on the merits or otherwise in any action, suit or proceeding or in defense of any claim, issue or matter.

    An indemnification can be made by the corporation only upon a determination that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in the Delaware General Corporation Law. The indemnification provided by the Delaware General Corporation Law shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. A corporation also has the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify him against such liability. The indemnification provided by the Delaware General Corporation Law shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person. The Company's certificate of incorporation limits a director's liability for monetary damages to our company and our stockholders for breaches of fiduciary duty except under the circumstances outlined in the Delaware General Corporation Law as described above.

    Our company's certificate of incorporation extends indemnification rights to the fullest extent authorized by the Delaware General Corporation Law to directors and officers involved in any action, suit or proceeding where the basis of the involvement is the person's alleged action in an official capacity or in any other capacity while serving as a director or officer of our company.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon the completion of this offering, 11,047,971 shares of our common stock will be outstanding. Of these shares, the 3,745,317 shares being offered by this prospectus and related registration statement will be freely tradable in addition to the approximately 489,556 shares that are currently freely tradable. Our directors and officers currently hold 5,867,538 shares of common stock and have agreed not to sell such shares until August 10, 2002. The remaining 945,574 shares of common stock are "restricted securities" under Rule 144 of the Securities Act of 1933 and subject to the restrictions described below.

    Shares of our common stock will become eligible for sale as follows:

    - 4,234,873 shares will be freely tradable on the date of this prospectus.

    - 5,867,538 shares are held by the officers and directors of ROI and are subject to an agreement prohibiting their sale until August 10, 2002. Of this total, 3,765,930 shares are in escrow and will be eligible for release from time to time.

    - 945,574 shares will become available for sale at various times over the next year subject to the volume limitations and manner of sales and notice requirements under Rule 144 of the Securities Act. The majority of these shares are held by non-affiliates and will become freely tradable at various times after they have been held for two years. Of these shares, 500,000 are being held in escrow to be released over time assuming the acquired companies meet or exceed certain milestones.

    In general, under Rule 144, a stockholder, including an affiliate, who has beneficially owned restricted securities for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume in our common stock during a four week calendar period, provided specific requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, under Rule 144(k), if a period of at least two years has elapsed between the later of the date restricted securities were acquired from the Company, or the date that they were acquired from an affiliate of the Company, a stockholder who is not an affiliate of ROI at the time of sale and had not been an affiliate for at least three months prior to the sale is entitled to sell the shares immediately without compliance with the foregoing requirements under Rule 144.

                                 LEGAL MATTERS

    Certain legal matters in connection with the shares of common stock offered by this prospectus will be passed on for Return On Investment Corporation by Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia.

                                    EXPERTS

    The consolidated financial statements of ROI Corporation and subsidiaries included in the Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

    The financial statements of S.A.F.E. Systems, Inc. included in the Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding that entity's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

    The financial statements of GO Software, Inc. included in the Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             AVAILABLE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can receive copies of such reports, proxy and information statements, and other information, at prescribed rates, from the Securities and Exchange Commission by addressing written requests to the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, you can read such reports, proxy and information statements, and other information at the public reference facilities of the Securities and Exchange Commission, Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Securities and Exchange Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants such as Return On Investment Corporation that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission Web site is http://www.sec.gov.

    We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 to register the shares that we will issue in this offering. This prospectus is a part of the Registration Statement. This prospectus does not include all of the information contained in the Registration Statement. For further information about us and the securities offered in this prospectus, you should review the Registration Statement. You can inspect or copy the Registration Statement, at prescribed rates, at the Securities and Exchange Commission's public reference facilities at the addresses listed above.

                         INDEX TO FINANCIAL STATEMENTS

RETURN ON INVESTMENT CORPORATION D/B/A ROI CORPORATION

  Report of Independent Certified Public Accountants........     F-2

  Consolidated balance sheets as of June 30, 2001 and
    2000....................................................     F-3

  Consolidated statements of loss for the years ended
    June 30, 2001 and 2000..................................     F-4

  Consolidated statements of redeemable common stock and
    shareholders' equity (capital deficit) for the years end
    June 30, 2001 and 2000..................................     F-5

  Consolidated statements of cash flows for the years ended
    June 30, 2001 and 2000..................................     F-6

  Notes to consolidated financial statements................     F-7

  Condensed consolidated balance sheets as of September 30,
    2001 (unaudited) and June 30, 2001......................    F-21

  Condensed consolidated statements of operations
    (unaudited) for the three months ended September 30,
    2001 and 2000...........................................    F-22

  Condensed consolidated statements of cash flows
    (unaudited) for the three months ended September 30,
    2001 and 2000...........................................    F-23

  Notes to condensed consolidated financial statements......    F-24

ROI CORPORATION PRO FORMA FINANCIAL STATEMENTS:

  Introduction to unaudited pro forma condensed combined
    statement of operations.................................    F-28

  Unaudited pro forma condensed combined statement of
    operations for the year ended June 30, 2001.............    F-29

  Notes to unaudited pro forma condensed combined statement
    of operations...........................................    F-30

S.A.F.E SYSTEMS, INC.

  Report of Independent Certified Public Accountants........    F-31

  Balance sheet as of December 31, 2000.....................    F-32

  Statement of loss for the year ended December 31, 2000....    F-33

  Statement of capital deficit for the year ended
    December 31, 2000.......................................    F-34

  Statement of cash flows for the year ended December 31,
    2000....................................................    F-35

  Notes to financial statements.............................    F-36

GO SOFTWARE, INC.

  Report of Independent Certified Public Accountants........    F-42

  Balance sheet as of December 31, 2000.....................    F-43

  Statements of loss for the years ended December 31, 2000
    and periods ended December 31, 1999 and June 15,
    1999....................................................    F-44

  Statement of changes in stockholders' equity for the years ended December 31, 2000 and periods ended December 31,
    1999 and June 15, 1999..................................    F-45

  Statement of cash flows for the years ended December 31,
    2000 and periods ended December 31, 1999 and June 15,
    1999....................................................    F-46

  Notes to financial statements.............................    F-47

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Return On Investment Corporation and Subsidiaries d/b/a ROI Corporation

We have audited the accompanying consolidated balance sheets of Return On Investment Corporation and subsidiaries d/b/a ROI Corporation as of June 30, 2001 and 2000, and the related consolidated statements of loss, redeemable common stock and shareholders' equity (capital deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ROI Corporation and subsidiaries as of June 30, 2001 and 2000 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

                                          /s/ BDO Seidman, LLP

Atlanta, Georgia
September 24, 2001

               RETURN ON INVESTMENT CORPORATION AND SUBSIDIARIES
                             D/B/A ROI CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                                      JUNE 30,
                                                              ------------------------
                                                                 2001          2000
                                                              -----------   ----------
ASSETS

CURRENT
  Cash and cash equivalents (Note 1)........................  $ 1,244,031   $   28,568
  Accounts receivable, less allowance for doubtful accounts
    of $157,900 and $51,800, respectively...................    1,513,429      612,308
  Note receivable, less allowance of $150,000 (Note 4)......      350,000           --
  Prepaid expenses and other current assets.................      182,711      131,503
                                                              -----------   ----------
Total current assets........................................    3,290,171      772,379
PROPERTY AND EQUIPMENT, NET (Note 3)........................    1,589,354      939,685
GOODWILL AND OTHER INTANGIBLES, NET (Note 2)................    3,755,382           --
OTHER.......................................................      190,000           --
                                                              -----------   ----------
                                                              $ 8,824,907   $1,712,064
                                                              ===========   ==========
LIABILITIES AND REDEEMABLE COMMON STOCK AND SHAREHOLDERS'
  EQUITY (CAPITAL DEFICIT)

CURRENT LIABILITIES
  Line of credit (Note 5)...................................  $        --   $  200,000
  Accounts payable..........................................      249,527      104,673
  Accrued expenses..........................................      596,439      230,076
  Note payable -- shareholder (Note 6)......................      118,100           --
  Current portion of long-term debt -- shareholder (Note
    7)......................................................           --      198,484
  Current portion of long-term debt -- other (Note 7).......       14,560       22,292
  Deferred revenue (Note 1).................................    1,478,491      683,062
  Other.....................................................      200,000       72,000
                                                              -----------   ----------
Total current liabilities...................................    2,657,117    1,510,587

Long-term debt -- shareholder, less current portion (Note
  7)........................................................           --      490,548
Long-term debt -- other, less current portion (Note 7)......       12,878       16,701
Other long-term liabilities.................................           --      257,025
                                                              -----------   ----------
Total liabilities...........................................    2,669,995    2,274,861
                                                              -----------   ----------

COMMITMENTS (Notes 2, 9 and 13)

REDEEMABLE COMMON STOCK ($3 PER SHARE REDEMPTION VALUE)
  (Note 2)..................................................    2,340,000           --
                                                              -----------   ----------

SHAREHOLDERS' EQUITY (CAPITAL DEFICIT) (Note 1)
  Common stock, 0.01 par value (100,000,000 shares
    authorized).............................................       97,480       61,189
  Additional paid-in capital................................    6,984,223       28,361
  Accumulated deficit.......................................   (3,266,791)    (652,347)
                                                              -----------   ----------
Total shareholders' equity (capital deficit)................    3,814,912     (562,797)
                                                              -----------   ----------
                                                              $ 8,824,907   $1,712,064
                                                              ===========   ==========

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

               RETURN ON INVESTMENT CORPORATION AND SUBSIDIARIES
                             D/B/A ROI CORPORATION

                        CONSOLIDATED STATEMENTS OF LOSS

                                                                YEARS ENDED JUNE 30,
                                                              ------------------------
                                                                 2001          2000
                                                              -----------   ----------
REVENUE (Note 1)
  License fees..............................................  $ 2,355,330   $1,642,569
  Support and update services...............................      771,575      534,174
  Consulting fees...........................................      607,621           --
  Other.....................................................       40,138       16,522
                                                              -----------   ----------
Total revenue...............................................    3,774,664    2,193,265
                                                              -----------   ----------
OPERATING EXPENSES
  Research and development costs............................      736,627           --
  General and administrative (including non-cash
    compensation expense of $0 and $84,511 in 2001 and 2000,
    respectively)...........................................    4,663,625    2,355,047
  Sales and marketing.......................................      889,442      419,651
  Merger costs (Note 1).....................................      243,264           --
                                                              -----------   ----------
Total operating expenses....................................    6,532,958    2,774,698
                                                              -----------   ----------
Operating loss..............................................   (2,758,294)    (581,433)
Interest income.............................................      181,708           --
Interest expense............................................      (37,858)     (85,051)
                                                              -----------   ----------
NET LOSS....................................................  $(2,614,444)  $ (666,484)
                                                              ===========   ==========
BASIC AND DILUTED LOSS PER COMMON SHARE (Note 1)............  $     (0.28)  $    (0.11)
                                                              ===========   ==========
BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
  (Note 1)..................................................    9,414,476    6,064,414
                                                              ===========   ==========

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

               RETURN ON INVESTMENT CORPORATION AND SUBSIDIARIES
                             D/B/A ROI CORPORATION

               CONSOLIDATED STATEMENTS OF REDEEMABLE COMMON STOCK
                   AND SHAREHOLDERS' EQUITY (CAPITAL DEFICIT)

                       YEARS ENDED JUNE 30, 2001 AND 2000

                                                                       REDEEMABLE
                                              COMMON STOCK            COMMON STOCK        ADDITIONAL    RETAINED
                                          --------------------   ----------------------    PAID-IN      EARNINGS
                                           SHARES      AMOUNT     SHARES       AMOUNT      CAPITAL      (DEFICIT)       TOTAL
                                          ---------   --------   ---------   ----------   ----------   -----------   -----------
Balance, June 30, 1999..................  5,955,407   $ 1,333           --   $       --   $      --    $    14,137   $    15,470
  Recapitalization......................         --    58,221           --           --     (58,221)            --            --
  Stock options exercised...............    163,511     1,635           --           --      86,582             --        88,217
  Net loss..............................         --        --           --           --          --       (666,484)     (666,484)
                                          ---------   -------    ---------   ----------   ----------   -----------   -----------
Balance, June 30, 2000..................  6,118,918    61,189           --           --      28,361       (652,347)     (562,797)
  Common stock issued in connection with
    reverse acquisition.................    527,056     5,271           --           --          --             --         5,271
  Common stock issued in private
    placement, net of related
    expenses............................  2,600,000    26,000           --           --   5,841,927             --     5,867,927
  Redeemable common stock issued in
    acquisition of business.............         --        --    1,000,000    2,340,000          --             --     2,340,000
  Common stock issued on conversion of
    debt................................     96,000       960           --           --     301,815             --       302,775
  Common stock issued in acquisition of
    businesses..........................    400,000     4,000           --           --     812,000             --       816,000
  Stock options exercised...............      6,000        60           --           --         120             --           180
  Net loss..............................         --        --           --           --          --     (2,614,444)   (2,614,444)
                                          ---------   -------    ---------   ----------   ----------   -----------   -----------
Balance, June 30, 2001..................  9,747,974   $97,480    1,000,000   $2,340,000   $6,984,223   $(3,266,791)  $ 6,154,912
                                          =========   =======    =========   ==========   ==========   ===========   ===========

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

               RETURN ON INVESTMENT CORPORATION AND SUBSIDIARIES
                             D/B/A ROI CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               YEARS ENDED JUNE 30,
                                                              -----------------------
                                                                 2001         2000
                                                              -----------   ---------
OPERATING ACTIVITIES
  Net loss..................................................  $(2,614,444)  $(666,484)
  Adjustments to reconcile net loss to net cash provided by
    (used in) operating activities:
      Non-cash compensation expense.........................           --      84,511
      Bad debt expense......................................      238,159          --
      Depreciation and amortization.........................      618,921     323,464
      Changes in working capital items, net of effect of
        businesses acquired
        Accounts receivable.................................     (270,623)   (211,987)
        Prepaid expenses and other current assets...........      (50,850)   (131,503)
        Accounts payable....................................      (63,482)     41,652
        Accrued expenses....................................      (49,183)    180,076
        Deferred revenues...................................      511,136     503,785
                                                              -----------   ---------
Cash provided by (used in) operating activities.............   (1,680,366)    123,514
                                                              -----------   ---------
INVESTING ACTIVITIES
  Cash paid for acquisition of businesses, net of cash
    acquired................................................   (1,420,582)         --
  Increase in notes receivable..............................     (500,000)         --
  Purchase of property and equipment........................     (206,004)    (40,431)
                                                              -----------   ---------
Cash used in investing activities...........................   (2,126,586)    (40,431)
                                                              -----------   ---------
FINANCING ACTIVITIES
  Proceeds from the exercise of stock options...............          180       3,706
  Proceeds from the issuance of common stock................    5,867,927          --
  Repayments of long term debt..............................     (695,692)   (193,523)
  Advances (repayments) under note payable..................     (200,000)    200,000
  Other liabilities.........................................       50,000     (64,698)
                                                              -----------   ---------
Cash provided by (used in) financing activities.............    5,022,415     (54,515)
                                                              -----------   ---------
NET INCREASE IN CASH........................................    1,215,463      28,568
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR................       28,568          --
                                                              -----------   ---------
CASH AND CASH EQUIVALENTS, END OF YEAR......................  $ 1,244,031   $  28,568
                                                              ===========   =========

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

               RETURN ON INVESTMENT CORPORATION AND SUBSIDIARIES
                             D/B/A ROI CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

    Return On Investment Corporation and subsidiaries d/b/a ROI Corporation (the "Company") markets (i) merchant and financial systems and services, (ii) software and services for IBM midrange computer systems (IBM iSeries and IBM AS/400) and (iii) related computer consulting services. The merchant and financial systems and services are typically used in applications related to retail, mail and phone order, and Internet e-commerce. The IBM midrange systems software is categorized as "e-transaction middleware," meaning that it provides the connectivity and communications to facilitate the processing of electronic transactions, primarily related to credit card, debit card, and check processing.

    On August 10, 2000, the Company completed a reverse merger that merged Results Oriented Integration Corporation ("ROI") into Net/Tech International, Inc. ("NTTI"), a public company that had no significant operations and changed the name of the combined company to Return On Investment Corporation. As a result of the reverse merger, ROI's shareholders have a controlling interest in the Company and ROI management replaced NTTI's management. As such, the transaction was accounted for as a reverse merger. The historical financial statements of ROI replaced the financial statements of NTTI and ROI's year end of June 30 was adopted by the Company. In accordance with the agreement, NTTI issued (after a 1-for-20 reverse split) a total of 6,118,918 shares of NTTI's Common Stock in exchange for all of the issued and outstanding shares of ROI common stock. All share and per share data have been restated to reflect the stock issuance as a recapitalization of ROI. Merger expenses in conjunction with the revenue merger amounted to $243,264.

    In conjunction with the reverse merger, a total of 3,765,930 shares of common stock were placed in escrow in the names of two officers of the Company and one director. Those shares represent the balance of shares issued by NTTI for these individuals' prior proportionate interest in ROI. The shares, since issued, have been fully voting and subject to all the rights and privileges afforded to all shareholders. These shares will be released from escrow from time to time over a six year period based on predetermined financial thresholds or in full upon acquisition of the Company. There is no requirement for the officers to remain employees of the Company in order to receive their escrowed shares.

PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of ROI and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, generally ranging from three to seven years. Leasehold improvements are amortized using the straight-line method over the lesser of the lease term and the estimated useful lives of the related assets.

               RETURN ON INVESTMENT CORPORATION AND SUBSIDIARIES
                             D/B/A ROI CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
REVENUE RECOGNITION

    Revenue from software sales is recognized when all shipment obligations have been met, fees are fixed and determinable, collection of the sales proceeds is deemed probable and persuasive evidence that an agreement exists.

    During 2001 and 2000, a majority of revenues were derived from the shipment of software (license fees). License fees are recognized as revenue once the underlying software is accepted by the customer. This is the time at which the Company believes that revenue recognition as described above, has occurred.

    Maintenance and support revenue is deferred and recognized ratably over the contractual maintenance period, generally one year.

    Revenue from other services is recognized as the services are provided.

CASH AND CASH EQUIVALENTS

    The company considers all highly liquid short-term investments with maturities of three months or less when purchased to be cash equivalents.

SOFTWARE DEVELOPMENT COSTS

    Costs incurred, such as planning, designing, coding and testing, for computer software to be sold, leased or otherwise marketed are expensed as incurred prior to establishing the technological feasibility of a product. Technological feasibility is generally achieved when the detail program design or a working model has been completed. For the period between the establishment of technological feasibility and the time a product is available for general release, such costs are capitalized. No such costs were capitalized during either year.

ADVERTISING COSTS

    Advertising is charged to expenses during the period in which it is incurred. Total advertising expenses for the fiscal years ended June 30, 2001, and 2000 were $280,404 and $286,712, respectively.

INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES, which requires an asset and liability approach. This approach results in the recognition of deferred tax assets (future tax benefits) and liabilities for the expected future tax consequences of temporary differences between the book carrying amounts and the tax basis of assets and liabilities. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled. Future tax benefits are subject to a valuation allowance when management believes it is more likely than not that the deferred tax assets will not be realized.

               RETURN ON INVESTMENT CORPORATION AND SUBSIDIARIES
                             D/B/A ROI CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
NET LOSS PER SHARE

    Net loss available to common stockholders per share is presented in accordance with SFAS No. 128, "Earnings Per Share." Basic and diluted net loss available to common stockholders per share is based on the weighted average number of shares of common stock outstanding during the period. In periods in which they have a dilutive effect, common shares contingently issuable and those issuable upon exercise of stock options and warrants will be included in the diluted earnings per share calculation.

    As a result of the net losses incurred in the years ended June 30, 2001 and 2000, the following common shares were antidilutive and accordingly, were excluded from the computation of loss per share:

                                                                2001        2000
                                                              ---------   --------
Contingently issuable shares................................    300,000       --
Stock options...............................................    325,567    9,300
Warrants....................................................    856,664       --
                                                              ---------    -----
                                                              1,482,231    9,300
                                                              =========    =====

    All periods presented have been restated to reflect the effect of the Company's 3.35-for-1 stock split and the 1-for-3 reverse stock split, effective November 1, 1999.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

GOODWILL AND OTHER INTANGIBLE ASSETS

    Intangible assets consist primarily of acquired technology, proprietary concepts, customer lists, contracts and goodwill related to acquisitions accounted for under the purchase method of accounting. The Company identifies and records impairment losses on intangible and other assets when events and circumstances indicate that such assets might be impaired. The Company considers factors such as significant changes in the regulatory or business climate and projected future cash flows from the respective asset. When any such impairment exists the related assets will be written down to fair value.

    Amortization of these purchased intangibles is provided on the straight-line basis as follows:

Goodwill....................................................  3-5 years
Acquired technology.........................................  5 years
Contracts...................................................  2 years

               RETURN ON INVESTMENT CORPORATION AND SUBSIDIARIES
                             D/B/A ROI CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
STOCK-BASED COMPENSATION PLANS

    The Company accounts for its stock-based compensation plans under the provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees." In Note 9, the Company presents the disclosure requirements of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-based Compensation." SFAS No. 123 requires that companies which elect not to account for stock-based compensation as prescribed by that statement shall disclose, among other things, the pro forma effects on net loss and basic net loss per share as if SFAS No. 123 had been adopted.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments imbedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. SFAS No. 137 delayed the effective date of SFAS No. 133 to fiscal years beginning after June 15, 2000. The Company's adoption of SFAS No. 133 did not have a material impact on its financial position or results of operations.

    The Financial Accounting Standards Board ("FASB") issued Interpretation No. 44 ("Interpretation"), "Accounting for Certain Transactions involving Stock Compensation, an Interpretation of APB Opinion No. 25" which was effective July 1, 2000. The interpretation clarified (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a stock compensation plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. Adoption of the provisions of the Interpretation did not have a significant impact on the Company's financial statements.

    In June 2001, the Financial Accounting Standards Board finalized FASB Statements No. 141, Business Combinations (SFAS 141), and No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS 142, that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.

    SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in

               RETURN ON INVESTMENT CORPORATION AND SUBSIDIARIES
                             D/B/A ROI CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS 142 requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142.

    The Company's previous business combinations were accounted for using the purchase method. As of June 30, 2001, the net carrying amount of goodwill and other intangible assets is $3,755,382. Amortization expense during the period ended June 30, 2001 was $204,044. Currently, the Company is assessing but has not yet determined how the adoption of SFAS 141 and SFAS 142 will impact its financial position and results of operations.

    In September 2000, the FASB issued Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." FASB No. 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral, and is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. FASB No. 140 did not have a material effect on the financial statements during fiscal year 2001.

FAIR VALUES OF FINANCIAL INSTRUMENTS

    The Company has a number of financial instruments, including cash, trade receivables, trade payables, and long term debt none of which are held for trading purposes. The Company estimates that the fair value of the financial instruments does not differ materially from the aggregate carrying values recorded in the balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop these estimates of fair value and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

RISKS AND UNCERTAINTIES

    The Company is subject to risks and uncertainties in the normal course of business including customer acceptance of its products, rapid technological changes, delays in introducing and market acceptance of new products, competition, e-business developments, ability to attract and retain qualified personnel, ability to protect its intellectual property, and other matters inherent in the software industry.

RECLASSIFICATION

    Certain prior year amounts have been reclassified to conform to current year presentation

2. BUSINESS COMBINATIONS

    On February 9, 2001 and February 15, 2001 the company acquired 100% of the outstanding stock of Net400, Inc. ("Net400") and S.A.F.E. Systems, Inc. ("S.A.F.E."), respectively. Net400 provides software that facilitates e-mail and e-commerce communications and business transactions. As consideration, the Company issued 100,000 shares of common stock valued at approximately $204,000.

               RETURN ON INVESTMENT CORPORATION AND SUBSIDIARIES
                             D/B/A ROI CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. BUSINESS COMBINATIONS (CONTINUED)
S.A.F.E. provides a host-based, magnetic stripe stored value card system and markets credit card processing and other transaction based products and services to merchants. As consideration, the Company issued 300,000 shares of common stock valued at approximately $612,000. Both acquisitions were recorded using the purchase method of accounting and, therefore, the results of operations since their acquisition dates have been included within the consolidated financial statements. In conjunction with the above acquisitions, a total of 300,000 shares are contingently issuable based on the achievement of certain earn out provisions in future periods.

    On May 14, 2001 ("closing date"), the company acquired 100% of the outstanding stock of GO Software, Inc. ("GO") from Network Commerce, Inc. This acquisition was accounted for in accordance with the purchase method of accounting and therefore since the acquisition date the results of GO's operations have been included within the consolidated financial statements. The consideration for the acquisition was $1,000,000 in cash and 1,000,000 shares of the Company's common stock, valued at approximately $2,340,000. The merger agreement stipulated that if these shares were not registered with the SEC in an appropriate filing and that filing declared effective by the SEC by August 31, 2001, then the Company would repurchase 166,667 of these shares at $3 per share. Since these were not registered by August 31, 2001, the Company did repurchase the requisite number of shares on September 17, 2001.

    The merger agreement contains put and call provisions which expire 18 months subsequent to the closing date. The put provision states that Network Commerce may elect to sell back to the Company any or all of the shares of the Company's common stock in the event that the stock price, at any given time, is less than 67% of the quoted market value of the stock as of the closing date, which was $3.00 per share. Should the put provision be exercised by Network Commerce, the obligation would result in they becoming a general unsecured creditor of the Company. The call provisions state that the Company may elect to repurchase the shares issued to Network Commerce if the stock price has exceeded 133% of the quoted market value of the stock as of the closing date. GO is recognized as a leader in Windows based payment processing solutions with over 35,000 activations of PCCharge products. In addition, GO's new Java engine, RiTA, is designed to work on virtually any platform including Windows, Unix, Linux, OS/400, and Sun Solaris. RiTA complements ROI's new product design and is expected to be the foundation for the next generation of ROI products.

    Due to the put provisions described above, the common stock issued in conjunction with the GO acquisition has been classified outside of equity as redeemable common stock. It is uncertain at this time if the put provisions will be exercised. At such time that the exercise of the put becomes probable, the carrying amount of the redeemable common stock will be adjusted to its fair value.

               RETURN ON INVESTMENT CORPORATION AND SUBSIDIARIES
                             D/B/A ROI CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. BUSINESS COMBINATIONS (CONTINUED)

    The following table summarizes the fair values of the assets acquired, liabilities assumed and consideration given in connection with the 2001 acquisitions accounted for as purchases:

Accounts receivable.........................................  $  662,362
Cash........................................................      89,147
Prepaid expenses............................................      56,654
Property and equipment......................................     858,582
Goodwill....................................................   1,241,626
Acquired technology.........................................   2,667,800
Other intangible assets.....................................     240,000
Deferred revenue............................................    (284,293)
Accounts payable and accrued expenses.......................    (623,883)
Notes payable...............................................    (236,995)
                                                              ----------
Net assets acquired.........................................  $4,671,000
                                                              ==========

    These acquisitions were funded as follows:

Common stock................................................  $3,156,000
Cash and advances...........................................   1,515,000
                                                              ----------
                                                              $4,671,000
                                                              ==========

    The following unaudited proforma information presents the consolidated results of operations of the company as if the acquisitions had occurred as of the beginning of each of the periods presented. The proforma information is not necessarily indicative of what would have occurred had the acquisitions been made as of such periods, nor is it indicative of future results of operations.

PRO FORMA AMOUNTS                                                2001          2000
-----------------                                             -----------   -----------
Revenue.....................................................  $ 7,615,944   $ 6,317,276
                                                              -----------   -----------
Net Loss....................................................   (3,914,327)   (4,049,957)
                                                              -----------   -----------
Net loss per share..........................................        (0.37)        (0.54)
                                                              ===========   ===========

               RETURN ON INVESTMENT CORPORATION AND SUBSIDIARIES
                             D/B/A ROI CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. PROPERTY AND EQUIPMENT

    Property and equipment are summarized by major classifications as follows at June 30:

                                                                 2001          2000
                                                              -----------   ----------
Computer equipment..........................................  $   644,640   $   38,955
Furniture and fixtures......................................      444,557       70,343
Purchased software..........................................    1,628,209    1,543,521
                                                              -----------   ----------
                                                                2,717,406    1,652,819
Less accumulated depreciation and amortization..............   (1,128,052)    (713,134)
                                                              -----------   ----------
                                                              $ 1,589,354   $  939,685
                                                              ===========   ==========

    Depreciation expense was approximately $414,900 and $323,400 for the years ended June 30, 2001 and 2000, respectively.

4. NOTE RECEIVABLE

    In April 2000, the Company entered into a note receivable agreement with a third party, due in October 2001, in the amount of $500,000. The note bears interest at 10% per annum and is secured by substantially all of the assets of the third party. The Company has subsequently determined that the loan has become partially impaired and as such recorded a reserve against the balance in the amount of $150,000 at June 30, 2001.

5. LINE OF CREDIT

    The Company had a line of credit with a bank with interest at the bank's prime rate (9.5% at June 30, 2000) plus 1%. Advances under the line of credit were limited to a maximum of $200,000. The line of credit was secured by substantially all of the Company's assets as well as personal guarantees signed by two shareholders of the Company. The balance outstanding under this line of credit was paid off in August 2000 and, subsequently, the line was canceled by the bank.

6. NOTE PAYABLE-SHAREHOLDER

    The Company has an unsecured note payable for $118,100 to a shareholder bearing no interest and is due on demand.

               RETURN ON INVESTMENT CORPORATION AND SUBSIDIARIES
                             D/B/A ROI CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7. LONG TERM DEBT

    Long term debt consisted of the following June 30:

                                                                2001       2000
                                                              --------   ---------
7.25% note payable to shareholder paid off in full in August
  2000......................................................  $     --   $ 663,255
8.75% note payable to a bank paid off in full in August
  2000......................................................        --      38,993
Unsecured Credit Card advances by a shareholder payments at
  rates varying from 9% to 9.7%. Paid off in full in August
  2000......................................................        --      25,777
Other.......................................................    27,438          --
                                                              --------   ---------
Total long term debt........................................    27,438     728,025
Less current portion........................................   (14,560)   (220,776)
                                                              --------   ---------
                                                              $ 12,878   $ 507,249
                                                              ========   =========

    Maturities of long-term debt are as follows:

YEAR                                                           AMOUNT
----                                                          --------
2002........................................................  $14,560
2003........................................................   12,878
                                                              -------
                                                              $27,438
                                                              =======

8. ACCRUED EXPENSES

    Accrued expenses consisted of the following at June 30:

                                                            2001       2000
                                                          --------   --------
Compensation............................................  $497,374   $ 79,932
Consulting fees.........................................    52,500    150,000
Other...................................................    46,565        144
                                                          --------   --------
                                                          $596,439   $230,076
                                                          ========   ========

9. STOCK OPTIONS AND WARRANTS

STOCK OPTIONS

    In January 1999, the Company adopted its incentive stock option plan (the "plan") whereby total options to purchase 3,000,000 shares may be granted to key employees at a price not less than fair market value at the time the options are granted and are exercisable after the employee has been with the Company for a period of one or two years. The options are exercisable for a period not to exceed ten years. The Company has also assumed the stock options of NTTI. Such options were converted at

               RETURN ON INVESTMENT CORPORATION AND SUBSIDIARIES
                             D/B/A ROI CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9. STOCK OPTIONS AND WARRANTS (CONTINUED) the applicable rates used to issue the Company's common stock in the reverse merger. Information regarding the option plan is as follows:

                                                                 WEIGHTED               WEIGHTED
                                                                 AVERAGE                AVERAGE
                                                        2001     EXERCISE     2000      EXERCISE
                                                       SHARES     PRICE      SHARES      PRICE
                                                      --------   --------   ---------   --------
Outstanding, beginning of year......................   235,801   $  34.15     226,501    $35.55
  Granted...........................................   320,767       3.22     179,811      0.03
  Exercised.........................................    (6,000)      0.03    (163,511)     0.03
  Cancelled.........................................    (5,751)    100.00      (7,000)     0.03
                                                      --------   --------   ---------    ------
Outstanding, end of year............................   544,817   $  15.58     235,801    $34.15
                                                      ========   ========   =========    ======
Exercisable, end of year............................   224,050                226,501
                                                      ========              =========

    The following table summarized information about the Company's outstanding stock options as of June 30, 2001.

                      OPTIONS OUTSTANDING                            OPTIONS EXERCISABLE
---------------------------------------------------------------   -------------------------
                                          WEIGHTED-
                                           AVERAGE     WEIGHTED                    WEIGHTED
      RANGE OF              NUMBER        REMAINING    AVERAGE        NUMBER       AVERAGE
      EXERCISE          OUTSTANDING AT   CONTRACTUAL   EXERCISE   EXERCISABLE AT   EXERCISE
        PRICE           JUNE 30, 2001       LIFE        PRICE     JUNE 30, 2001     PRICE
---------------------   --------------   -----------   --------   --------------   --------
                                          (YEARS)
    $       0.03             3,300           1.6        $ 0.03          3,300       $ 0.03
       1.50-3.75           320,767           4.5          3.22             --           --
      5.00-10.00            36,500           2.4          6.92         36,500         6.92
     25.00-50.00           184,250           1.3         39.10        184,250        39.10
                           -------           ---        ------        -------       ------
                           544,817           2.7        $15.58        224,050       $33.15
                           =======           ===        ======        =======       ======

    The weighted average fair value of options granted during the year ended June 30, 2001 was $3.22 per share. The weighted average remaining life of options outstanding at June 30, 2001 was 2.7 years.

    The Company applies Accounting Principles Board Opinion No. 25 (APB No. 25), Accounting for Stock Issued to Employees and related interpretations in accounting for its stock option plans. Options granted to employees and directors are accounted for under APB No. 25 and compensation expense is recognized for the intrinsic value of the options granted. As noted above, the plan states that shares may be granted to employees at a price not less than fair market value at the time of the grant. Notwithstanding the foregoing, it was subsequently determined that the fair market value of options issued during the year ended June 30, 2000 was $.50 per share. This was caused by the Company's eventual reverse merger into a public shell subsequent to year-end, which created a public market for the newly combined companies' stock. As a result, compensation expense of $84,511 was recorded during the year ended June 30, 2000 to reflect the options granted at a discount.

    The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". Had compensation cost been determined based on the fair value at the grant

               RETURN ON INVESTMENT CORPORATION AND SUBSIDIARIES
                             D/B/A ROI CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9. STOCK OPTIONS AND WARRANTS (CONTINUED) date for awards in 2001, the Company's net loss and loss per share would have changed as indicated by the pro forma amounts below:

                                                        YEARS ENDING JUNE 30,
                                                       -----------------------
                                                          2001         2000
                                                       -----------   ---------
Net loss, as reported................................  $(2,614,444)  $(666,484)
Pro forma............................................   (2,711,561)   (668,282)
                                                       ===========   =========
Basic and diluted loss per share, as reported........  $     (0.28)  $   (0.11)
Pro forma............................................        (0.29)      (0.11)
                                                       ===========   =========

    The fair value of stock options used to compute pro forma net loss and loss per share disclosures is the estimated present value at grant date using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                         YEARS ENDING JUNE 30,
                                                         ---------------------
                                                           2001        2000
                                                         ---------   ---------
Risk free interest rate................................    5.05%       5.94%
Volatility factor......................................      91%         75%
Expected option life...................................       3           5
                                                           ====        ====

    WARRANTS

    In anticipation of and in conjunction with the Company's private placement, warrants to purchase common stock were issued to several parties. These warrants were issued as a direct incentive to complete a successful offering. In total, 856,664 warrants were issued on or prior to August 10, 2000, they were immediately vested and exercisable at exercise prices ranging from $.30 to $3.00 per share and will expire in 2005. All warrants are outstanding as of June 30, 2001.

10. INCOME TAXES

    Provisions for federal and state income taxes in the statements of operations consist of the following:

                                                        YEARS ENDING JUNE 30,
                                                       -----------------------
                                                          2001         2000
                                                       -----------   ---------
Deferred federal income tax benefit..................  $(1,037,000)  $(223,900)
Deferred state income tax benefit, net of federal tax
  benefit............................................     (183,300)    (41,000)
Change in valuation allowance........................    1,220,300     264,900
                                                       -----------   ---------
                                                       $        --   $      --
                                                       ===========   =========

               RETURN ON INVESTMENT CORPORATION AND SUBSIDIARIES
                             D/B/A ROI CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. INCOME TAXES (CONTINUED)
    As of June 30, 2001 and 2000, deferred tax assets (liabilities) comprised the following:

                                                        YEARS ENDED JUNE 30,
                                                       -----------------------
                                                          2001         2000
                                                       -----------   ---------
DEFERRED TAX ASSETS
  Net operating loss carryforward....................  $   753,000   $ 301,000
  Stock option compensation not currently
    deductible.......................................       33,800      33,800
  Deferred revenue...................................      591,400          --
  Reserves not currently deductible..................      117,000      33,600
                                                       -----------   ---------
Total deferred tax assets............................    1,495,200     368,400
                                                       -----------   ---------
DEFERRED TAX LIABILITIES
  Accumulated depreciation...........................           --     (93,500)
                                                       -----------   ---------
Total deferred tax liabilities.......................           --     (93,500)
                                                       -----------   ---------
Net deferred tax asset...............................    1,495,200     274,900
Valuation allowance..................................   (1,495,000)   (274,900)
                                                       -----------   ---------
                                                       $        --   $      --
                                                       ===========   =========

    The Company has net operating loss carryforwards available to reduce future taxable income, if any, of approximately $1,883,000. The benefits from these carryforwards expire through 2021. As of June 30, 2001, management believes it cannot be determined that it is more likely than not that these carryforwards and its other deferred tax assets will be realized, and accordingly, fully reserved for these deferred tax assets. Differences between the effective income tax rate and statutory income tax rates are not material.

11. STOCK SPLITS

    On November 1, 1999, the Board of Directors declared a 3.35-for-1 stock split to stockholders of record of the Company's Common Stock on that date. In addition to the stock split on November 1, 1999, the Board of Directors declared a one-for-three reverse stock split to shareholders of record on that date. These splits were declared due to the reverse merger which occurred in August 2000.

    All references to share and per share data and have been restated to reflect the stock split and reverse stock split. The statements of Shareholders' Equity (Capital Deficit) reflect the actual share amounts outstanding for each period presented.

12. CONCENTRATION OF CREDIT RISK

    Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of trade receivables. The Company places its cash with high quality financial institutions and, by policy, limits the amounts of credit exposure to any one financial institution.

    As of June 30, 2001 the Company's net accounts receivable are approximately $1,513,000. The Company believes any risk of accounting loss is significantly reduced due to provision considered at the date of sale for returns and allowances and ongoing credit evaluations of its customers' financial

               RETURN ON INVESTMENT CORPORATION AND SUBSIDIARIES
                             D/B/A ROI CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

12. CONCENTRATION OF CREDIT RISK (CONTINUED) condition as deemed necessary. The Company generally does not require cash collateral or other security to support customer receivables.

13. COMMITMENTS

    The Company leases office facilities and certain equipment under noncancellable operating leases having original terms ranging from one to five years. Additionally, the Company leases certain equipment under capital leases having original terms of three years. Approximate future minimum rent payments, by year and in the aggregate, under noncancellable operating leases with remaining terms of more than one year are as follows:

YEAR                                                          OPERATING
----                                                          ----------
2002........................................................  $  697,561
2003........................................................     693,447
2004........................................................     634,280
2005........................................................     337,251
2006........................................................      21,911
                                                              ----------
Total.......................................................  $2,384,450
                                                              ==========

    Rent expense relating to these operating leases was approximately $297,000 and $49,200 for 2001 and 2000, respectively.

    In conjunction with the reverse merger, the company entered into consulting agreements with two separate parties. Under the terms of the consulting agreements, one party will receive $5,000 per month for two years from the reverse merger date and the other will receive $5,000 per month for four years from the reverse merger date to assist with future identification of merger candidates, sources of capital and assistance with general business matters.

14. PENSION PLAN

    The Company adopted a 401(k) retirement plan on March 9, 1998. The plan covers all employees who are at least 21 years of age with one or more years of service. The Company currently makes a discretionary matching contribution of 25% of the employee's contributions elected as a salary deferral by eligible employees. The Company's matching contributions for the years ended June 30, 2001 and 2000 were approximately $23,400 and $15,300, respectively.

    The Company also sponsors a defined contribution profit sharing plan covering substantially all eligible participants. Contributions are decided by the board of directors each year, however, contributions cannot exceed 15% of each eligible employee's salary. Contributions were $0 for both of the years ended June 30, 2001 and 2000, respectively.

15. SUBSEQUENT EVENTS

    On September 17, 2001 the company entered into a referral and reseller agreement with a third party whereby ROI would refer merchants to the third party for the receipt of processing services. Upon execution of the agreement ROI received $1,000,000 as an advance on referral fees and product

               RETURN ON INVESTMENT CORPORATION AND SUBSIDIARIES
                             D/B/A ROI CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

15. SUBSEQUENT EVENTS (CONTINUED)
fees. Under the agreement, the advance is to be repaid in referrals in stepped increments over a 3 year period from the effective date of the agreement. In accordance with the agreement, ROI is required to place certain of its software source codes in escrow, with the third party named as beneficiary, in event of the Company's default on the agreement. The third party has also received vested and exercisable options to purchase an aggregate of $5,000,000 in shares at a rate of $4 per share during the first year of the agreement and $5 per share subsequent to that date. As a result, it is expected that the Company will account for these options in accordance with EITF 96-18, "Accounting for Equity Instruments that are issued to other than employees for acquiring or in conjunction with selling, goods and services."

16. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                              2001       2000
                                                            --------   --------
Cash paid for interest during the year....................  $37,858    $85,051
                                                            =======    =======

    During 2001, the Company issued common stock in satisfaction of outstanding debts amounting to $302,775

17. FOURTH QUARTER ADJUSTMENTS

    During the fourth quarter of the year-end June 30, 2001, the company recorded a reduction in revenues of approximately $594,000 representing amounts to be deferred per SOP 97-2 "Software revenue recognition".

18. SEGMENTS

    Based on the standards described in SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", the Company has determined it operates in a single operating segment: a provider of software, services and related consulting in the electronic transaction environment.

               RETURN ON INVESTMENT CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                               SEPT 30,      JUNE 30,
                                                                 2001          2001
                                                              -----------   -----------
                                                              (UNAUDITED)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................  $   740,754   $ 1,244,031
  Accounts receivable, net of allowances for doubtful
    accounts of $165,800 and $157,900.......................    1,219,376     1,513,429
  Note receivable net of allowance of $150,000..............      350,000       350,000
  Other.....................................................      228,524       182,711
                                                              -----------   -----------
Total current assets........................................    2,538,654     3,290,171

PROPERTY AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION OF
  $1,262,326 AND $1,128,052.................................    1,485,275     1,589,354
GOODWILL AND OTHER INTANGIBLES, NET OF ACCUMULATED
  AMORTIZATION OF $354,768 AND $136,309.....................    3,633,382     3,945,382
                                                              -----------   -----------
                                                              $ 7,657,311   $ 8,824,907
                                                              ===========   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable..........................................  $   370,012   $   249,527
  Accrued expenses..........................................      288,137       596,439
  Deferred revenue..........................................    2,408,140     1,478,491
  Note payable to shareholder...............................      118,100       118,100
  Current portion of long-term debt other...................       14,560        14,560
  Note payable other........................................           --       200,000
                                                              -----------   -----------
Total current liabilities...................................    3,198,949     2,657,117

Long-term debt other, less current portion..................       12,878        12,878
                                                              -----------   -----------
Total liabilities...........................................    3,211,827     2,669,995
                                                              -----------   -----------
REDEEMABLE COMMON STOCK--833,333 AND 1,000,000 SHARES ($3
  PER SHARE REDEMPTION VALUE)...............................    1,950,000     2,340,000
                                                              -----------   -----------

SHAREHOLDERS' EQUITY (CAPITAL DEFICIT)
  Common stock $.01 par value 100,000,000 shares authorized;
    9,747,974 shares issued and outstanding.................       97,480        97,480
  Additional paid-in capital................................    6,984,223     6,984,223
  Accumulated deficit.......................................   (4,586,219)   (3,266,791)
                                                              -----------   -----------
Total shareholders' equity..................................    2,495,484     3,814,912
                                                              -----------   -----------
                                                              $ 7,657,311   $ 8,824,907
                                                              ===========   ===========

     SEE ACCOMPANYING NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

               RETURN ON INVESTMENT CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000

                                  (UNAUDITED)

                                                                 THREE MONTHS ENDED
                                                              ------------------------
                                                               SEPT. 30,    SEPT. 30,
                                                                 2001          2000
                                                              -----------   ----------
REVENUES

  License fees..............................................  $ 1,499,779   $  676,254
  Support and update services...............................      283,847      203,968
  Consulting fees...........................................      362,616           --
                                                              -----------   ----------
Total revenues..............................................    2,146,242      880,222
                                                              -----------   ----------

EXPENSES
  General & administrative..................................    2,118,797      666,200
  Sales and marketing.......................................      571,587       96,813
  Research & development....................................      302,273           --
  Merger expenses...........................................           --      243,264
  Depreciation and amortization.............................      365,802       79,795
  Net interest (income).....................................       (2,789)     (10,061)
                                                              -----------   ----------
Total operating expenses....................................    3,355,670    1,076,011
                                                              -----------   ----------

NET LOSS....................................................  $(1,209,428)  $ (195,789)
                                                              -----------   ----------
REDEMPTION OF REDEEMABLE COMMON STOCK.......................     (110,000)          --
                                                              -----------   ----------
NET LOSS APPLICABLE TO COMMON SHAREHOLDERS..................  $(1,319,428)  $ (195,789)
                                                              ===========   ==========
BASIC AND DILUTED LOSS PER COMMON SHARE.....................  $      (.12)  $     (.03)
                                                              ===========   ==========

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING...............................................   10,689,295    7,815,780
                                                              ===========   ==========

     SEE ACCOMPANYING NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

               RETURN ON INVESTMENT CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000

                                  (UNAUDITED)

                                                                 THREE MONTHS ENDED
                                                              ------------------------
                                                               SEPT. 30,    SEPT. 30,
                                                                 2001          2000
                                                              -----------   ----------
OPERATING ACTIVITIES
  Net Loss..................................................  $(1,209,428)  $ (195,789)
  Adjustments to reconcile net loss to net cash (used in)
    provided by operating activities:
      Depreciation and amortization.........................      365,802       79,795
      Changes in operating assets and liabilities...........    1,070,544     (310,118)
                                                              -----------   ----------
Net cash (used in) provided by operating activities.........      226,918     (426,112)
                                                              -----------   ----------
Net cash used in investing activities.......................      (30,195)     (75,883)
                                                              -----------   ----------
Net cash (used in) provided by financing activities.........     (700,000)   4,925,014
                                                              -----------   ----------
NET INCREASE (DECREASE) IN CASH.............................     (503,277)   4,423,019
CASH, BEGINNING OF PERIOD...................................    1,244,031       28,568
                                                              -----------   ----------
CASH, END OF PERIOD.........................................  $   740,754   $4,451,587
                                                              ===========   ==========

     SEE ACCOMPANYING NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

               RETURN ON INVESTMENT CORPORATION AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

    Return On Investment Corporation and subsidiaries d/b/a ROI Corporation (the "Company") markets (i) merchant and financial systems and services,
(ii) software and services for IBM midrange computer systems (IBM iSeries and IBM AS/400) and (iii) related computer consulting services. The merchant and financial systems and services are typically used in applications related to retail, mail and phone order, and Internet e-commerce. The IBM midrange systems software is categorized as "e-transaction middleware," meaning that it provides the connectivity and communications to facilitate the processing of electronic transactions, primarily related to credit card, debit card, and check processing.

    On August 10, 2000, the Company completed a reverse merger that merged Results Oriented Integration Corporation ("ROI") into Net/Tech
International, Inc. ("NTTI"), a public company that had no significant operations and changed the name of the combined company to Return On Investment Corporation. As a result of the reverse merger, ROI's shareholders have a controlling interest in the Company and ROI management replaced NTTI's management. As such, the transaction was accounted for as a reverse merger. The historical financial statements of ROI replaced the financial statements of NTTI and ROI's year end of June 30 was adopted by the Company. In accordance with the agreement, NTTI issued (after a 1-for-20 reverse split) a total of 6,118,918 shares of NTTI's Common Stock in exchange for all of the issued and outstanding shares of ROI common stock. All share and per share data have been restated to reflect the stock issuance as a recapitalization of ROI. Merger expenses in conjunction with the reverse merger amounted to $243,264.

UNAUDITED INTERIM FINANCIAL STATEMENTS

    The consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The consolidated balance sheet as of September 30, 2001; the consolidated statements of operations for the three months ended September 30, 2001 and September 30, 2000; and the consolidated statements of cash flows for the three months ended September 30, 2001 and September 30, 2000 have been prepared without audit. The consolidated balance sheet as of June 30, 2001 has been derived from our audited annual financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures herein are adequate to make the information presented not misleading. It is suggested that these consolidated financial statements be read in conjunction with the annual financial statements and the notes thereto included elsewhere in the prospectus.

    In the opinion of the Company, the statements for the unaudited interim periods presented include all adjustments, which were of a normal recurring nature, necessary to present a fair statement of the results of such interim periods. The results of operations for the interim periods presented are not necessarily indicative of the results of operations for the entire year.

CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated in the consolidated financial statements.

               RETURN ON INVESTMENT CORPORATION AND SUBSIDIARIES

                                  (UNAUDITED)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
REVENUE RECOGNITION

    Revenue from software sales is recognized when all shipment obligations have been met, fees are fixed and determinable, collection of the sales proceeds is deemed probable and there exists persuasive evidence that an agreement exists.

    A majority of revenues were derived from the shipment of software (license fees). License fees are recognized as revenue once the underlying software is accepted by the customer. This is the time at which the Company believes that revenue recognition as described above, has occurred.

    Maintenance and support revenue is deferred and recognized ratably over the contractual maintenance period, generally one year.

    Revenue from other services is recognized as the services are provided.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LOSS PER SHARE

    Net loss available to common shareholders per share is presented in accordance with SFAS No. 128, "Earnings Per Share." Basic and diluted net loss available to common shareholders per share is based on the weighted average number of shares of common stock outstanding during the period. In periods in which they have a dilutive effect, common shares contingently issuable and those issuable upon exercise of stock options and warrants will be included in the diluted earnings per share calculation.

    As a result of the net losses incurred in the three month periods ended September 30, 2001 and 2000, the following common shares were antidilutive and accordingly, were excluded from the computation of loss per share:

                                                            2001        2000
                                                          ---------   --------
Stock Options...........................................    325,567     9,300
Warrants................................................    856,664   856,664
                                                          ---------   -------
                                                          1,182,231   865,964
                                                          =========   =======

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

    In June 2001, the Financial Accounting Standards Board finalized FASB Statements No. 141, Business Combinations (SFAS 141), and No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired

               RETURN ON INVESTMENT CORPORATION AND SUBSIDIARIES

                                  (UNAUDITED)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also may require, upon adoption of SFAS 142, that the Company reclassify the carrying amounts of certain intangible assets and goodwill based on the criteria in SFAS 141.

    SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS 142 requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142.

    The Company's previous business combinations were accounted for using the purchase method. As of September 30, 2001, the net carrying amount of goodwill and other intangible assets is approximately $3,633,382. Amortization expense during the year ended June 30, 2001 was $204,044. Currently, the Company is assessing but has not yet determined how the adoption of SFAS 141 and SFAS 142 will impact its financial position and results of operations.

    In September 2000, the FASB issued Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." FASB No. 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral, and is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. FASB No. 140 did not have a material effect on the financial statements during fiscal year 2001.

    In October 2001, the FASB issued SFAS No 144, "Accounting for Impairment of Disposal of Long-Lived Assets". SFAS No. 144 supersedes SFAS No. 221, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," and addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement is effective for fiscal years beginning after December 15, 2001. We do not expect the adoption of SFAS No. 144 to have a material impact on our financial statements.

NOTE 2. BUSINESS COMBINATIONS

    On February 9, 2001 and February 15, 2001 the company acquired 100% of the outstanding stock of Net400, Inc. ("Net400") and S.A.F.E. Systems, Inc. ("S.A.F.E."), respectively. Net400 provides software that facilitates e-mail and e-commerce communications and business transactions. As consideration, the Company issued 100,000 shares of common stock valued at approximately $204,000. S.A.F.E. provides a host-based, magnetic stripe stored value card system and markets credit card processing and other transaction based products and services to merchants. As consideration, the Company issued 300,000 shares of common stock valued at approximately $612,000. Both acquisitions were recorded using the purchase method of accounting and, therefore, the results of operations since their acquisition dates have been included within the consolidated financial statements. In conjunction

               RETURN ON INVESTMENT CORPORATION AND SUBSIDIARIES

                                  (UNAUDITED)

NOTE 2. BUSINESS COMBINATIONS (CONTINUED) with the above acquisitions, a total of 300,000 shares are contingently issuable based on the achievement of certain earn out provisions in future periods.

    On May 14, 2001 ("closing date"), the company acquired 100% of the outstanding stock of GO Software, Inc. ("GO") from Network Commerce, Inc. GO is recognized as a leader in Windows based payment processing solutions with over 35,000 activations of PCCharge products. In addition, GO's new Java engine, RiTA, is designed to work on virtually any platform including Windows, Unix, Linux, OS/400, and Sun Solaris. RiTA complements ROI's new product design and is expected to be the foundation for the next generation of ROI products. This acquisition was accounted for in accordance with the purchase method of accounting and therefore since the acquisition date the results of GO's operations have been included within the consolidated financial statements.

    The consideration for the acquisition was $1,000,000 in cash and 1,000,000 shares of the Company's common stock, valued at approximately $2,340,000. The merger agreement stipulated that if these shares were not registered with the SEC in an appropriate filing and that filing declared effective by the SEC by August 31, 2001, then the Company would repurchase 166,667 of these shares at $3 per share. Since these were not registered by August 31, 2001, the Company did repurchase for cash the requisite number of shares on September 17, 2001. As such, the difference of $110,000 between the recorded balance and the redemption value of these shares has been reflected in the determination of net loss attributable to common shareholders.

    The merger agreement contains put and call provisions which expire
18 months subsequent to the closing date. The put provision states that Network Commerce may elect to sell back to the Company any or all of the shares of the Company's common stock in the event that the stock price, at any given time, is less than 67% of the quoted market value of the stock as of the closing date, which was $3.00 per share. Should the put provision be exercised by Network Commerce, the obligation would result in they becoming a general unsecured creditor of the Company. The call provisions state that the Company may elect to repurchase the shares issued to Network Commerce if the stock price has exceeded 133% of the quoted market value of the stock as of the closing date ($3.00 per share).

    Due to the put provisions described above, the common stock issued in conjunction with the GO acquisition has been classified outside of equity as redeemable common stock. It is uncertain at this time if the put provisions will be exercised. At such time that the exercise of the put becomes probable, the carrying amount of the redeemable common stock will be adjusted to its redemption value.

    The following unaudited pro forma information presents the consolidated results of operations of the company as if the acquisitions had occurred as of the beginning of the period presented. The pro forma information is not necessarily indicative of what would have occurred had the acquisitions been made as of such periods, nor is it indicative of future results of operations.

                                                              THREE MONTHS ENDED
PRO FORMA AMOUNTS                                             SEPTEMBER 30, 2000
-----------------                                             -------------------
Revenue.....................................................      $ 1,942,823
                                                                  -----------
Net Loss....................................................      $(1,329,954)
                                                                  -----------
Net loss per share..........................................      $     (0.14)
                                                                  ===========

               RETURN ON INVESTMENT CORPORATION AND SUBSIDIARIES

                                  (UNAUDITED)

NOTE 3. LEGAL PROCEEDINGS

    On September 26, 2001 Network Commerce, Inc. ("NCI"), filed a lawsuit against ROI in the Superior Court of King County, Washington. The complaint alleges breach of implied duties of good faith and fair dealing, and breach of warranty arising out of a merger agreement between the two companies which provided for our acquisition of NCI's subsidiary, GO Software, Inc. NCI seeks specific performance of a clause in the merger agreement requiring us to register with the SEC certain shares of our Common Stock that were delivered to Network Commerce under the agreement. On October 26, 2001, the Company filed a registration statement including these shares with the SEC. The registration statement has not yet been declared effective. On November 5, 2001, the Company filed a notice of removal to the U.S. District Court for the Western District of Washington at Seattle. No answer or other responsive pleading has been filed as of this time. Given the preliminary stage of this proceeding, we cannot provide an evaluation of the likelihood of an unfavorable outcome or any estimate of the range of potential loss, if any.

NOTE 4. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

    Cash received for interest in the three months ended September 30, 2001 and 2000 was approximately $3,000 and $10,000, respectively.

RETURN ON INVESTMENT CORPORATION D/B/A ROI CORPORATION.

INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

    The unaudited pro forma condensed combined statement of operations has been prepared to give effect to the acquisitions by the company of S.A.F.E. Systems, Inc. ("S.A.F.E.") and GO Software, Inc. ("GO").

    On February 15, 2001 the Company acquired the outstanding stock of S.A.F.E. As consideration, the Company issued 300,000 shares of common stock valued at approximately $612,000. The acquisition was recorded using the purchase method of accounting and, therefore, the results of operations since the acquisition date have been included within ROI's consolidated financial statements.

    On May 14, 2001, the Company acquired the outstanding stock of GO. This acquisition was accounted for in accordance with the purchase method of accounting. The consideration for the acquisition was $1,000,000 in cash and 1,000,000 shares of the Company's common stock valued at approximately $2,340,000. The merger agreement contains put and call provisions which expire 18 months subsequent to the closing date. The put provision states that the seller may elect to sell back to the Company any or all of the shares of the Company's common stock in the event that the stock price, at any given time, is less than 67% of the quoted market value of the stock as of the closing date, which was $3.00 per share. The call provisions state that the Company may elect to repurchase the shares issued to the seller if the stock price has exceeded 133% of the quoted market value of the stock as of the closing date.

    The pro forma condensed combined statement of operations included herein reflects application of the purchase method of accounting for these acquisitions. Such financial statements have been prepared from, and should be read in conjunction with, the historical financial statements and notes thereto of the Company and S.A.F.E. and of GO included elsewhere in this report. The pro forma condensed combined statement of operations gives effect to the acquisition of S.A.F.E. and GO as if they had occurred on July 1, 2000, combining the results of the Company, S.A.F.E. and GO for the year ended June 30, 2001. The pro forma condensed combined statements of operations for the year ended June 30, 2001 includes appropriate adjustments for amortization and other items related to the transaction, but exclude any potential cost savings. ROI believes that it may be able to reduce salaries and related costs and general and administrative expenses as it eliminates duplication of overhead. There can be no assurance that such plans will be successful in effecting such cost savings. The pro forma condensed combined financial information is unaudited and does not purport to represent the consolidated results that would have been obtained had the transactions occurred at the date indicated, nor does it purport to present the results which may be obtained in the future.

    Pro Forma Condensed Combined Statement of Operations Year Ended June 30,
2001:

                                   HISTORICAL

                                                      GO       S.A.F.E.
                                        ROI        SOFTWARE    SYSTEMS
                                    -----------   ----------   --------
                                                    PERIOD      PERIOD
                                                   07/01/00    07/01/00
                                    YEAR ENDED        TO          TO           PRO FORMA          PRO FORMA
                                     06/30/01      05/14/01    02/15/01       ADJUSTMENTS         COMBINED
                                    -----------   ----------   --------   --------------------   -----------
Revenues.........................   $ 3,774,664   $2,951,924   $889,356                          $ 7,615,944
Operating Expenses...............     6,532,958    3,946,402    447,492     (B)      $678,228     11,605,080
                                    -----------   ----------   --------              ---------   -----------
Operating Income (Loss)..........    (2,758,294)    (994,478)   441,864              (678,228)    (3,989,136)
Interest Income..................       181,708       20,483                (C)       (39,333)       162,858
Interest Expense.................       (37,858)                (52,411)                             (90,269)
                                    -----------   ----------   --------              ---------   -----------
Net Loss.........................   $(2,614,444)  $ (973,995)  $389,453              $(717,561)  $(3,916,547)
                                    ===========   ==========   ========              =========   ===========
Net Loss Per Share...............   $     (0.28)                                                 $     (0.37)
                                    ===========                                                  ===========
Weighted Average Shares
  Outstanding....................     9,414,476                             (D)      1,108,333    10,522,809

See accompanying notes to pro forma condensed combined statement of operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(A) Please refer to the "Introduction."

(B) Records adjustment to amortization expense to reflect increase for new basis of goodwill and other amortizable intangibles. Goodwill is amortized using the straight line method over lives of 3-5 years. Other intangibles are amortized over lives of 2-5 years.

(C) Records decrease in interest income to reflect interest on advances and cash consideration in conjunction with the acquisitions.

(D) Reflects additional common shares issued in the acquisitions, pro rated for the relevant days outstanding.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of S.A.F.E. Systems, Inc.

    We have audited the accompanying balance sheet of S.A.F.E. Systems, Inc. as of December 31, 2000, and the related statement of operations, capital deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of S.A.F.E Systems, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ BDO Seidman, LLP

September 14, 2001
Atlanta, Georgia

                             S.A.F.E. SYSTEMS, INC.

                                 BALANCE SHEET
                               DECEMBER 31, 2000

ASSETS (NOTE 8)
CURRENT
  Cash......................................................  $  16,534
  Accounts receivable, less allowance for doubtful accounts
    of approximately $55,800................................     14,180
  Due from factor...........................................     18,920
  Deposits..................................................     12,038
                                                              ---------
Total current assets........................................     61,672
PROPERTY AND EQUIPMENT, NET (NOTE 3)........................    170,448
                                                              ---------
                                                              $ 232,120
                                                              =========

LIABILITIES AND CAPITAL DEFICIT
CURRENT LIABILITIES
  Accounts payable..........................................  $ 200,421
  Advance (Note 9)..........................................    300,000
  Deferred compensation (Note 5)............................     42,417
  Accrued payroll and related liabilities...................    150,478
  Due to stockholder (Note 4)...............................     76,850
  Current portion of capital lease obligation (Note 6)......     13,724
                                                              ---------
Total current liabilities...................................    783,890
LONG-TERM PORTION OF CAPITAL LEASE OBLIGATION (NOTE 6)......     20,374
                                                              ---------
Total liabilities...........................................    804,264
                                                              ---------
COMMITMENTS (NOTES 2,6,7 AND 8)
CAPITAL DEFICIT
  Preferred stock, $0.001 par value, 1,000,000 shares
    authorized..............................................         --
  Common stock, no par value, 2,000,000 shares authorized,
    774,775 shares issued...................................      1,549
  Treasury stock............................................    (85,175)
  Deficit...................................................   (488,518)
                                                              ---------
Total capital deficit.......................................   (572,144)
                                                              ---------
                                                              $ 232,120
                                                              =========

                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                             S.A.F.E. SYSTEMS, INC.

                               STATEMENT OF LOSS
                          YEAR ENDED DECEMBER 31, 2000

REVENUE
  Consulting................................................  $1,364,210
  Software (Note 10)........................................   1,400,000
  Other.....................................................      22,725
                                                              ----------
Total revenue...............................................   2,786,935
EXPENSES
  Selling, general and administrative.......................   3,065,706
                                                              ----------
LOSS FROM OPERATIONS........................................    (278,771)
Interest expense............................................    (100,804)
                                                              ----------
NET LOSS....................................................  $ (379,575)
                                                              ==========

                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                             S.A.F.E. SYSTEMS, INC.

                          STATEMENT OF CAPITAL DEFICIT
                          YEAR ENDED DECEMBER 31, 2000

                                              COMMON STOCK         TREASURY STOCK
                                           -------------------   -------------------
                                            SHARES     AMOUNT     SHARES     AMOUNT     DEFICIT      TOTAL
                                           --------   --------   --------   --------   ---------   ---------
BALANCE, January 1, 2000.................  774,775     $1,549          --   $     --   $(108,943)  $(107,394)
  Stock repurchase.......................       --         --    (542,790)   (85,175)         --     (85,175)
  Net loss...............................       --         --          --         --    (379,575)   (379,575)
                                           -------     ------    --------   --------   ---------   ---------
BALANCE, December 31, 2000...............  774,775     $1,549    (542,790)  $(85,175)  $(488,518)  $(572,144)
                                           =======     ======    ========   ========   =========   =========

                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                             S.A.F.E. SYSTEMS, INC.

                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2000

OPERATING ACTIVITIES
  Net loss..................................................  $(379,575)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
      Depreciation..........................................     36,385
      Provision for doubtful accounts.......................     43,647
      Changes in working capital items:
        Accounts receivable.................................    130,057
        Prepaid expenses and other current assets...........      4,331
        Accounts payable....................................    (34,491)
        Accrued expenses....................................     34,842
                                                              ---------
Cash used in operating activities...........................   (164,804)
                                                              ---------
INVESTING ACTIVITY
  Purchase of property and equipment........................   (103,476)
                                                              ---------
Cash used in investing activity.............................   (103,476)
                                                              ---------
FINANCING ACTIVITIES
  Proceeds from long term debt..............................     48,098
  Repayments of note payable................................   (475,000)
  Purchase of treasury stock................................    (85,175)
                                                              ---------
Cash used in financing activities...........................   (512,077)
                                                              ---------
NET DECREASE IN CASH........................................   (780,357)
CASH, beginning of year.....................................    796,891
                                                              ---------
CASH, end of year...........................................    $16,534
                                                              =========

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING INFORMATION:

During 2000, a third party assumed $1,400,000 of debt in exchange for software and intellectual property (See Note 10).

No payments for income taxes and $108,000 in payments for interest were made during 2000.

                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                             S.A.F.E. SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

    The Company provides a host-based, magnetic stripe stored value gift card system and markets credit card processing and other transaction based products and services to merchants.

USE OF ESTIMATES

    In preparing the financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

REVENUE RECOGNITION

    Revenue from services is recognized as the services are provided.

    Revenue from software sales is recognized when all shipment obligations have been met, fees are fixed and determinable, collection of the sales proceeds is deemed probable and persuasive evidence that an agreement exists.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, generally three to ten years. Leasehold improvements are amortized using the straight line method over the lesser of the lease term or the estimated useful lives of the related assets.

    Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of expected future undiscounted cash flow is less than the carrying amount of the asset, a loss will be recognized for the difference between the fair value and the carrying value of the asset.

INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES, which requires an asset and liability approach. This approach results in the recognition of deferred tax assets (future tax benefits) and liabilities for the expected future tax consequences of temporary differences between the book carrying amounts and the tax basis of assets and liabilities. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled. Future tax benefits are subject to a valuation allowance when management believes it is more likely than not that the deferred tax assets will not be realized. At December 31, 2000, deferred tax assets of approximately $194,600, relating primarily to federal and state net operating losses of approximately $431,000 (which generally expire in 2020) have been offset by a valuation reserve since the utilization of this asset cannot be determined.

                             S.A.F.E. SYSTEMS, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
CREDIT RISK

    The Company extends credit to certain customers. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

ADVERTISING AND PROMOTION

    All costs associated with advertising and promoting sales of services are expensed when incurred. Advertising expense was $15,782 for the year ended December 31, 2000.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair value of financial instruments is the amount at which the instrument could be exchanged in a current transaction between willing parties. Management estimates that the carrying amounts of the Company's financial instruments, which consist primarily of accounts receivable and accounts payable, are not materially different from their fair values.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments imbedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value be recognized in earnings unless specific hedge accounting criteria are met. SFAS No. 137 delayed the effective date of SFAS No. 133", liberalized the application of SFAS No. 133 in a number of areas. The Company expects that the adoption of SFAS No. 133 on January 1, 2001 will not have a material impact on its financial position or results of operations.

    In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements," which provides guidance related to revenue recognition based on interpretation and practices followed by the SEC and was effective the first fiscal quarter of fiscal years beginning after December 15, 1999 and requires companies to report any changes in revenue recognition as a cumulative change in accounting principle at the time of implementation in accordance with Accounting Principles Board Opinion 20, "Accounting Changes." SAB No. 101 did not have a material impact on the Company's financial position or results of operations.

    In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation," an interpretation of Accounting Principles Board (APB) Opinion No. 25. "Accounting for Stock Issued to Employees." Interpretation No., 44 clarifies the application of APB No. 25 for the definition of an employee for purposes of applying APB No. 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award and the accounting for an exchange of stock compensation awards in a business combination. The interpretation was adopted by the Company effective July 1, 2000, but certain conclusions cover specific events that occur after either December 15, 1998 or January 12, 2000. This interpretation did not have a material impact on the Company's financial statements.

                             S.A.F.E. SYSTEMS, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    In June 2001, the Financial Accounting Standards Board finalized FASB Statements No. 141, Business Combinations (SFAS 141), and No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS 142, that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.

    SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS 142 requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142.

    In September 2000, the FASB issued Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." FASB No. 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral, and is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. FASB No. 140 is not expected to have a material effect on the financial statements during fiscal year 2001.

MAJOR CUSTOMERS

    The Company had three significant customers during 2000. Sales to these three customers approximated 68%, 13% and 5% of the Company's revenues during 2000.

2. GOING CONCERN

    The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company has a deficit of $488,518 as of December 31, 2000 and incurred losses of $379,575 for the year ended December 31, 2000. These losses stemmed from the market potential for the Company's primary services being less than forecasted for 2000 and, as a result, expenses (primarily personnel) outpaced revenues. Thus, the Company has absorbed significant cash in its day to day operations and expects to continue to absorb cash in its operations during 2001.

    These conditions give rise to substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to obtain additional financing as may be required and ultimately to attain profitability. Additionally, as described

                             S.A.F.E. SYSTEMS, INC.

2. GOING CONCERN (CONTINUED)
in Note 11, The Company was acquired by ROI Corporation ("ROI") subsequent to year-end. ROI is determining how to best utilize the Company's resources and technology and, in turn, how to integrate it into ROI's suite of services and products. ROI will provide financial support for the activities it believes to be viable and will make strategic spending cutbacks where it is determined to be necessary. Management believes these activities, along with the Company's continued active marketing of its services, will ultimately lead to profitable operations. If this plan materializes as expected, the Company anticipates viability for the year 2001 and beyond, though there can be no assurance that the Company will be successful in these efforts. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3. PROPERTY AND EQUIPMENT

    Property and equipment are summarized by major classifications as follows at December 31, 2000

Computer equipment..........................................  $101,936
Furniture and fixtures......................................    56,986
Purchased software..........................................    24,035
Leasehold improvements......................................    35,306
                                                              --------
                                                               218,263
Less accumulated depreciation and amortization..............   (47,815)
                                                              --------
                                                              $170,448
                                                              ========

    Depreciation expense was approximately $36,400 for the year ended December 31, 2000.

4. RELATED PARTY TRANSACTIONS

    At December 31, 2000 the Company had an unsecured note payable of $76,850 due to a shareholder bearing no interest and is due on demand.

    The Company is obligated under a lease agreement for office space at 901 North Batavia Avenue, Batavia, Illinois. The lessor, known as Compana Properties, is a partnership in which a shareholder of the company had a minority interest. Rent expense to the related party for the year ended December 31, 2000 was $107,120.

5. DEFERRED COMPENSATION

    At December 31, 2000 three shareholders and three employees have voluntarily deferred payment of $42,417 in salaries. There are no repayment terms.

6. COMMITMENTS

    The Company leases office facilities and certain equipment under noncancellable operating leases having original terms ranging from one to five years. Additionally, the Company leases certain equipment under capital leases having original terms of three years. Approximate future minimum rent payments, by year and in the aggregate, under noncancellable operating and capital leases with remaining or initial terms of more than one year are as follows:

                             S.A.F.E. SYSTEMS, INC.

6. COMMITMENTS (CONTINUED)

YEAR                                                          CAPITAL    OPERATING
----                                                          --------   ---------
2001........................................................  $ 17,219   $122,796
2002........................................................    17,219    115,340
2003........................................................     5,129    107,676
2004........................................................        --     36,244
                                                              --------   --------
Total.......................................................    39,567   $382,056
                                                                         ========
Less: Amounts representing interest.........................    (5,469)
                                                              --------
Present value of net minimum lease payments.................    34,098
Less: Current Portion.......................................   (13,724)
                                                              --------
Long Term obligation under capital leases...................  $ 20,374
                                                              ========

    Rent expense relating to operating leases was approximately $119,200 for 2000. Amortization of assets held under capital leases is included in depreciation expense.

7. 401(K) PROFIT SHARING PLAN

    The Company maintains a 401(k) profit sharing plan and trust covering substantially all employees. Employees who have completed one day of service and have attained the age of 21 are eligible to participate in the plan. Employer contributions to the plan are discretionary and limited to 10% of the compensation contributed as an elective deferral by an employee. For the year ended December 31, 2000 there were no employer contributions. At December 31, 2000 the company was in arrears in depositing employee deferrals to the plan trust. Subsequent to year end, the Company made all payments in arrears relating to employee deferrals to the plan trust.

8. ACCOUNTS RECEIVABLE FACTORING AGREEMENT

    At December 31, 2000 the Company had an accounts receivable purchase agreement with a bank for additional short-term borrowings in the amount of 80% of account receivables pledged, not to exceed $500,000. Upon the purchase of a receivable, the bank establishes a reserve in the amount of 20% of the receivables purchased, this reserve is refunded when the receivable is collected by the bank. The Company is charged a 2% finance charge per month on the average daily account balance outstanding and an administration fee of .75% of the face amount of each purchased receivable. At December 31, 2000 the bank had purchased $94,600 of the Company's outstanding receivables. In the event of a customer's default, the Company must repurchase the receivable from the bank. At
December 31, 2000 the Company is contingently liable in the amount of $75,680 relating to such receivables sold with recourse. The agreement is also secured by pledge of substantially all of the Company's assets. At December 31, 2000 the bank is holding a reserve of $18,920. The agreement terminated on October 11, 2001.

9. ADVANCE

    The Advance liability consisted of a $300,000 advance, without interest, from ROI. See Note 11.

                             S.A.F.E. SYSTEMS, INC.

10. SOFTWARE SALE

    On September 15, 2000 the Company entered into a software and intellectual property non-exclusive purchase agreement with a third party. As part of the agreement the company provided the third party with the most recent test and production versions of its stored value platform and transaction processing system software. In exchange for this and other items, the third party assumed $1,400,000 of the Company's debenture holders' debt including principal and accrued interest. The third party was a significant debenture holder at the time.

    The value of the software transferred to the third party approximated the fair value of the debentures and accrued interest as of September 15, 2000 and the transaction has been accounted for as a sale of software.

11. SUBSEQUENT EVENT

    On February 15, 2001, all of the Company's common stock was acquired by ROI in exchange for 300,000 shares of ROI common stock valued at approximately $612,000.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

GO Software, Inc.
Savannah, Georgia

We have audited the accompanying balance sheet of GO Software, Inc. (a wholly owned subsidiary of Network Commerce Inc) as of December 31, 2000, and the related statements of loss, changes in stockholders' equity and cash flows for the year then ended and the periods ended December 31, 1999 and June 15, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GO Software, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the year ended December 31, 2000 and periods ended December 31, 1999 and June 15, 1999 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, effective June 15, 1999, the outstanding shares of the Company were sold to Network Commerce Inc. in a business combination accounted for as a purchase. Accordingly, the carrying values of the Company's assets and liabilities as well as the Company's results of operations and cash flows for the period ended June 15, 1999 through December 31, 1999 are not necessarily comparable to such data for the period prior to June 15, 1999.

                                          /s/ BDO Seidman, LLP

September 17, 2001
Atlanta, Georgia

                               GO SOFTWARE, INC.

              (A WHOLLY OWNED SUBSIDIARY OF NETWORK COMMERCE INC.)

                                 BALANCE SHEET

                               DECEMBER 31, 2000

ASSETS

CURRENT
  Accounts receivable, less allowance for doubtful accounts
    of $60,800..............................................  $  358,963
  Inventory.................................................      31,107
  Prepaid expenses and other current assets.................      16,850
                                                              ----------
Total current assets........................................     406,920
                                                              ----------
Property and equipment, net (Note 3)........................     388,796
                                                              ----------

OTHER ASSETS
  Capitalized software costs, less accumulated amortization
    of $17,700..............................................       9,997
  Goodwill and other intangibles, less accumulated
    amortization of of $6,977,900 (Notes 1 and 2)...........   7,422,100
                                                              ----------
Total other assets..........................................   7,432,097
                                                              ----------
Total assets................................................  $8,227,813
                                                              ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Trade accounts payable and accrued expenses...............  $  184,020
  Deferred revenue..........................................     136,226
                                                              ----------
Total liabilities...........................................     320,246
                                                              ----------

Series "A" redeemable preferred stock (Note 4)..............          --

COMMITMENTS (Note 6)

STOCKHOLDERS' EQUITY
  Common stock (no par value, 10,000,000 shares authorized,
    100 issued and outstanding).............................          --
  Additional paid-in-capital (Note 2).......................  15,400,000
  Net advances from parent (Notes 1 and 5)..................   2,080,225
  Deficit...................................................  (9,572,658)
                                                              ----------
Total stockholders' equity..................................   7,907,567
                                                              ----------
Total liabilities and stockholders' equity..................  $8,227,813
                                                              ==========

                See accompanying notes to financial statements.

                               GO SOFTWARE, INC.

              (A WHOLLY OWNED SUBSIDIARY OF NETWORK COMMERCE INC.)

                               STATEMENTS OF LOSS

                                                                 SUCCESSOR               PREDECESSOR
                                                        ----------------------------   ---------------
                                                                          PERIOD           PERIOD
                                                                       JUNE 16, 1999   JANUARY 1, 1999
                                                         YEAR ENDED       THROUGH          THROUGH
                                                        DECEMBER 31,   DECEMBER 31,       JUNE 15,
                                                            2000           1999             1999
                                                        ------------   -------------   ---------------
REVENUE
  Software............................................  $ 2,514,613     $ 1,111,843       $ 671,000
  Support services....................................      193,734          63,282          39,000
  Other...............................................       35,096          29,634          18,000
                                                        -----------     -----------       ---------
                                                          2,743,443       1,204,759         728,000
                                                        -----------     -----------       ---------

OPERATING EXPENSES
  Selling, general and administrative expenses........    4,472,415       1,777,911         701,000
  Research and development............................           --              --         182,000
  Depreciation and amortization.......................    4,841,235       2,429,299          18,000
                                                        -----------     -----------       ---------
Total operating expenses..............................    9,313,650       4,207,210         901,000
                                                        -----------     -----------       ---------
Operating loss........................................   (6,570,207)     (3,002,451)       (173,000)

OTHER INCOME (EXPENSE)
  Interest income.....................................           --              --          12,000
                                                        -----------     -----------       ---------

Net loss..............................................   (6,570,207)     (3,002,451)       (161,000)
Preferred stock dividends.............................           --              --         (99,000)
                                                        -----------     -----------       ---------
Net loss available to common stockholders.............  $(6,570,207)    $(3,002,451)      $(260,000)
                                                        ===========     ===========       =========

                See accompanying notes to financial statements.

                               GO SOFTWARE, INC.

              (A WHOLLY OWNED SUBSIDIARY OF NETWORK COMMERCE INC.)

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                   SERIES "A"                                   NET
                                                                   REDEEMABLE    ADDITIONAL                   ADVANCES
                                                        COMMON     PREFERRED       PAID IN                      FROM
PREDECESSOR                                             STOCK        STOCK         CAPITAL      (DEFICIT)      PARENT
-----------                                            --------   ------------   -----------   -----------   ----------
BALANCE, January 1, 1999.............................  $ 9,824    $ 1,193,567    $   211,000   $  (422,000)  $       --
  Net Loss...........................................       --             --             --      (161,000)          --
  Accretion of Series "A" redeemable preferred stock
    dividends........................................       --         99,000             --       (99,000)          --
                                                       -------    -----------    -----------   -----------   ----------
CLOSING BALANCE,
  June 15, 1999......................................  $ 9,824    $ 1,292,567    $   211,000   $  (682,000)  $       --
                                                       =======    ===========    ===========   ===========   ==========

SUCCESSOR
---------
OPENING BALANCE,
    June 16, 1999....................................  $ 9,824    $ 1,292,567    $   211,000   $  (682,000)  $       --
  Adjustment upon purchase of common and preferred
    stock of company by Network Commerce Inc (Note
    2)...............................................   (9,824)    (1,292,567)      (211,000)      682,000           --
  Capital Contribution (Note 2)......................       --             --     15,400,000            --           --
  Net Loss...........................................       --             --             --    (3,002,451)          --
  Net Advances (Note 1)..............................       --             --             --            --      421,347
                                                       -------    -----------    -----------   -----------   ----------
BALANCE,
  December 31, 1999..................................       --             --     15,400,000    (3,002,451)     421,347
  Net Loss...........................................       --             --             --    (6,570,207)          --
  Net Advances (Note 1)..............................       --             --             --            --    1,658,878
                                                       -------    -----------    -----------   -----------   ----------
BALANCE,
  December 31, 2000..................................  $    --    $        --    $15,400,000   $(9,572,658)  $2,080,225
                                                       =======    ===========    ===========   ===========   ==========

                See accompanying notes to financial statements.

                               GO SOFTWARE, INC.

              (A WHOLLY OWNED SUBSIDIARY OF NETWORK COMMERCE INC.)

                            STATEMENTS OF CASH FLOW

                                                              SUCCESSOR                PREDECESSOR
                                                    ------------------------------   ---------------
                                                                        PERIOD           PERIOD
                                                                     JUNE 16, 1999   JANUARY 1, 1999
                                                      YEAR ENDED        THROUGH          THROUGH
                                                     DECEMBER 31,    DECEMBER 31,       JUNE 15,
                                                         2000            1999             1999
                                                    --------------   -------------   ---------------
OPERATING ACTIVITIES
  Net loss........................................   $(6,570,207)     $(3,002,451)      $(161,000)
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization.................     4,841,235        2,429,299          18,000
    Corporate overhead allocation.................       100,000           50,000              --
    Provision for doubtful accounts...............        48,229           73,091              --
    Changes in working capital items:
      Accounts receivable.........................      (112,803)        (101,480)        (99,000)
      Inventory...................................       (26,464)           4,357           2,000
      Prepaid expenses............................        (3,502)           5,652          17,000
      Accounts payable and accrued expenses.......        11,630           80,530          10,000
      Deferred revenue............................        32,866          (24,640)        107,000
                                                     -----------      -----------       ---------
Cash used by operating activities.................    (1,679,016)        (485,642)       (106,000)
                                                     -----------      -----------       ---------
INVESTING ACTIVITIES
  Capital expenditures, net.......................       (64,929)        (340,639)        (20,000)
                                                     -----------      -----------       ---------
FINANCING ACTIVITY
  Advances from parent company, net of draws and
    corporate overhead allocation.................     1,558,879          371,347              --
                                                     -----------      -----------       ---------
Net change in cash and cash equivalents...........      (185,066)        (454,934)       (126,000)
CASH, beginning of period.........................       185,066          640,000         766,000
                                                     -----------      -----------       ---------
CASH end of period................................   $        --      $   185,066       $ 640,000
                                                     ===========      ===========       =========

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING INFORMATION:

    During 1999, the Company was acquired by Network Commerce Inc. for $15,400,000 in cash, stock, and a promissory note (note 2). This amount was reflected as a capital contribution.

SUPPLEMENTAL CASH FLOW DISCLOSURES:

    The Company made no cash payments for income taxes during the periods presented. The Company received cash of $12,000 for interest in the period ended June 15, 1999.

                See accompanying notes to financial statements.

                               GO SOFTWARE, INC.

              (A WHOLLY OWNED SUBSIDIARY OF NETWORK COMMERCE INC.)

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND NATURE OF BUSINESS

    GO Software, Inc. (the Company) develops and markets transaction processing software for personal computers that can function on a stand-alone basis or can interface with core corporate accounting systems. The Company currently sells its products to businesses in the United States and Canada.

    As discussed further in Note 2, effective June 15, 1999, the outstanding shares of the company were sold to Network Commerce, Inc. ("Network Commerce") in a business combination accounted for as a purchase, and accordingly, the carrying values of the company's assets and liabilities as well as the company's results of operations and cash flows for the period June 16, 1999 through December 31, 1999 are not necessarily comparable to such financial data for the period from January 1, 1999 through June 15, 1999.

    The Company's costs and expenses in the accompanying financial statements subsequent to July 15, 1999 include allocations from Network Commerce for centralized corporate services and infrastructure costs because specific identification of the expenses is not practicable. The expense allocations have been determined on bases that Network Commerce and the Company considered to be reasonable and reflect the utilization of services provided or the benefit received by the Company using ratios such as relative head count, sales and real estate occupied. These allocations are minimal as the Company, for the most part, operates independently.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

    Revenue from software sales is recognized when all shipment obligations have been met, fees are fixed and determinable, collection of the sale proceeds is deemed probable and persuasive evidence that an agreement exists. Revenue from hardware sales, which was minimal for the periods presented, is recognized upon product shipment. Revenue from support and maintenance contracts, is recognized ratably over the life of the contract. Revenue from other services is recognized as the services are provided. The Company does not bill resellers until sales are made by the reseller to a third-party end user. As a result, revenues from these arrangements are deferred and recognized upon shipment to the third-party end user.

INVENTORY

    Inventory, consisting of software media, manuals, and related packaging materials, is stated at the lower of cost, determined on the first-in, first-out basis, or market.

                               GO SOFTWARE, INC.

              (A WHOLLY OWNED SUBSIDIARY OF NETWORK COMMERCE INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, generally three years.

SOFTWARE DEVELOPMENT COSTS

    Costs incurred, such as planning, designing, coding and testing, for computer software to be sold, leased or otherwise marketed are expensed as incurred prior to establishing the technological feasibility of a product. Technological feasibility is generally achieved when the detail program design or a working model has been completed. For the period between the establishment of technological feasibility and the time a product is available for general release, such costs are capitalized. Capitalized software costs are amortized using the straight-line method over the estimated lives of the related products, which may range from three to five years.

INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires an asset and liability approach. This approach results in the recognition of deferred tax assets (future tax benefits) and liabilities for the expected future tax consequences of temporary differences between the book carrying amounts and the tax basis of assets and liabilities. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled. Future tax benefits are subject to a valuation allowance when management believes it is more likely than not that the deferred tax assets will not be realized. At December 31, 2000, deferred tax assets of approximately $844,000, relating primarily to net operating loses of approximately $1,914,000 (which expire in 2020) have been offset by a valuation reserve since the utilization of this asset cannot be determined.

CREDIT RISK

    The Company extends credit to certain customers, generally resellers. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

ADVERTISING AND PROMOTION

    All costs associated with advertising and promoting products are expensed when incurred. Advertising expense was approximately $234,000 for the year ended December 31, 2000 and $108,000 and $94,000 for the periods ended December 31, 1999 and June 15, 1999, respectively.

GOODWILL AND OTHER INTANGIBLES

    Goodwill and other intangible assets consist primarily of acquired technology and goodwill related to an acquisition accounted for under the purchase method of accounting. Amortization of goodwill and other intangibles is provided on a straight-line basis over 3 years. The Company identifies and records impairment losses on intangible and other assets when events and circumstances indicate that

                               GO SOFTWARE, INC.

              (A WHOLLY OWNED SUBSIDIARY OF NETWORK COMMERCE INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) such assets might be impaired. The Company considers factors such as significant changes in the regulatory or business climate and projected future cash flows from the respective asset. When any such impairment exists the related assets will be written down to fair value.

LONG-LIVED ASSETS

    Long-lived assets, such as goodwill, property and equipment and capitalized software development costs are periodically evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows resulting from the use of the assets. When any such impairment exists, the related assets will be written down to fair value.

NET ADVANCES FROM PARENT

    Net advances from parent represents Network Commerce net advances to the Company and corporate allocations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair value of financial instruments is the amount at which the instrument could be exchanged in a current transaction between willing parties. Management estimates that the carrying amounts of the Company's financial instruments, which consist primarily of accounts receivable and accounts payable, are not materially different from their fair values.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments imbedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value be recognized in earnings unless specific hedge accounting criteria are met. SFAS No. 137 delayed the effective date of SFAS No. 133", liberalized the application of SFAS No. 133 in a number of areas. The Company expects that the adoption of SFAS No. 133 will not have a material impact on its financial position or results of operations.

    In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements," which provides guidance related to revenue recognition based on interpretation and practices followed by the SEC and was effective the first fiscal quarter of fiscal years beginning after December 15, 1999 and requires companies to report any changes in revenue recognition as a cumulative change in accounting principle at the time of implementation in accordance with Accounting Principles Board Opinion 20, "Accounting Changes." Subsequently, SAB No. 101A and 101B were issued to delay the implementation of SAB No. 101. It will be effective no later than the fourth quarter of fiscal years beginning after December 15, 1999. SAB No. 101 did not have a material impact on the Company's financial position or results of operations.

                               GO SOFTWARE, INC.

              (A WHOLLY OWNED SUBSIDIARY OF NETWORK COMMERCE INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation," an interpretation of Accounting Principles Board (APB) Opinion No. 25. "Accounting for Stock Issued to Employees." Interpretation No., 44 clarifies the application of APB No. 25 for the definition of an employee for purposes of applying APB No. 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award and the accounting for an exchange of stock compensation awards in a business combination. The interpretation was adopted by the Company effective July 1, 2000, but certain conclusions cover specific events that occur after either December 15, 1998 or January 12, 2000. This interpretation did not have a material impact on the Company's financial statements.

    In June 2001, the Financial Accounting Standards Board finalized FASB Statements No. 141, Business Combinations (SFAS 141), and No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS 142, that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.

    SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS 142 requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142. In September 2000, the FASB issued Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." FASB No. 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral, and is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. FASB No. 140 is not expected to have a material effect on the financial statements during fiscal year 2001.

2. BUSINESS COMBINATIONS

    Prior to June 15, 1999, the Company was independently operated. Effective June 15, 1999, Network Commerce acquired the outstanding shares of the Company for approximately $15.4 million (see Note 1). Network Commerce paid to the selling stockholders $4.7 million in cash, issued a $1 million promissory note bearing interest at 10% and issued 1,123,751 shares of Network Commerce common stock valued at $8.54 per share. The acquisition was recorded under the purchase method of

                               GO SOFTWARE, INC.

              (A WHOLLY OWNED SUBSIDIARY OF NETWORK COMMERCE INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. BUSINESS COMBINATIONS (CONTINUED)
accounting. The purchase price has been allocated to assets acquired and liabilities assumed based on the fair market value at the date of acquisition as follows:

Working capital.............................................  $   910,000
Property and equipment......................................       90,000
Acquired technology.........................................   13,800,000
Goodwill....................................................      600,000
                                                              -----------
Purchase price..............................................  $15,400,000
                                                              ===========

    As described in Note 7, on May 15, 2001, Network Commerce, the sole stockholder of the Company, sold the Company's stock to Return on Investment Corporation ("ROI").

3. PROPERTY AND EQUIPMENT

    Major classes of property and equipment consisted of the following:

                                                    ESTIMATED
                                                   USEFUL LIVES
                                                     (YEARS)      DECEMBER 31, 2000
                                                   ------------   -----------------
Computer equipment...............................     3               $ 318,253
Office equipment.................................     3                 261,798
Leasehold improvements...........................      3-5                6,332
                                                                      ---------
                                                                        586,383
Less accumulated depreciation....................                      (197,587)
                                                                      ---------
                                                                      $ 388,796
                                                                      =========

    Depreciation expense was approximately $172,000 for the year ended December 31, 2000 and $30,000 and $18,000 for the periods ended December 31, 1999 and June 15, 1999, respectively.

4. SERIES "A" REDEEMABLE PREFERRED STOCK

    On August 22, 1997 (the Closing Date), the Company executed an agreement with certain private investors (the "Investors") to issue 718,563 shares of convertible preferred stock (the Preferred Stock) to the Investors for cash consideration of $1,000,000. Through 1998, the Company acquired and retired 53,892 shares of the outstanding preferred stock at the initial purchase price (par value) plus a 4% return. On June 15, 1999 (acquisition date), these preferred shares were cancelled in exchange for 297,594 shares of Network Commerce common stock, cash consideration of $2,125,637 and a promissory note of $1 million (Note 2).

5. EMPLOYEE STOCK OPTION PLAN

    Effective January 2, 1997, the Company adopted the 1997 Stock Incentive Plan (the Plan). Under the terms of the Plan, the Company could grant incentive stock options, nonqualified stock options, and restricted stock grants to employees and other key persons, as defined. The total number of shares of common stock reserved under the Plan was 277,445. Options were exercisable for a maximum of 10

                               GO SOFTWARE, INC.

              (A WHOLLY OWNED SUBSIDIARY OF NETWORK COMMERCE INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5. EMPLOYEE STOCK OPTION PLAN (CONTINUED) years from the date of grant and had to be granted at an exercise price at least equal to fair value. Options generally vested on a pro rata basis over four years from the date of grant.

    In accordance with APB 25, the Company recorded no compensation expense for its stock options when the exercise price equaled or exceeded the fair value of common sock on the date of grant. Pro forma information regarding net income is required by FASB Statement 123, Accounting for Stock Based Compensation, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. On January 1, 1999, 224,781 options with a weighted average exercise price of $1.49 were outstanding. During the period of January 1, 1999 through June 15, 1999, 39,920 of these options were canceled. On June 15, 1999 all remaining options became fully vested due to the acquisition of the Company by Network Commerce. As such and in accordance with the merger agreement, 66,751 options were retired in exchange for $447,000 in cash consideration and the remaining 118,110 options were converted into 127,718 options to purchase Network Commerce common stock.

6. COMMITMENTS

    The Company leases its office facilities having original terms of five years. Approximate future minimum rentals, by year and in the aggregate, under the noncancellable operating leases with remaining terms of more that one year that relate to the facilities utilized by the Company are as follows:

YEAR                                                           AMOUNT
----                                                          --------
2001........................................................  $131,000
2002........................................................   135,000
2003........................................................   139,000
2004........................................................    83,000
                                                              --------
Total.......................................................  $488,000
                                                              ========

    Rent expense was approximately $138,000 for the year ended December 31, 2000 and $37,000 and $12,000 for the periods ended December 31, 1999 and June 15, 1999, respectively.

    The Company's parent, Network Commerce, had a line of credit on which substantially all of its assets were pledged as collateral.

7. SUBSEQUENT EVENT

    On May 14, 2001, ROI Corporation acquired the outstanding stock of the Company from Network Commerce in an acquisition accounted for in accordance with the purchase method of accounting. The consideration for the acquisition was $1,000,000 in cash and 1,000,000 shares of the Company's common stock, valued at approximately $2,340,000.